UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
TRIUMPH FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Triumph

CARRIERS
SHIPPERS
BROKERS
FACTORS

Transact Confidently

Notice of 2025 Annual Meeting of Shareholders Proxy Statement

TRIUMPH FINANCIAL, INC.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

March 10, 2025

Dear Triumph Financial, Inc. Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Triumph Financial, Inc. (the “Company”). The meeting will be held on Tuesday, April 22, 2025. The Annual Meeting will begin promptly at 8:30 a.m., local time, at 3 Park Central, 12700 Park Central Drive, 15th Floor, Dallas, Texas 75251.

A Notice of Annual Meeting of Shareholders and the Proxy Statement for the meeting are attached. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

Melissa K. McSherry has been nominated as a candidate to stand for election to our Board of Directors (the “Board”) at the Annual Meeting. We are excited about the expertise and experience Ms. McSherry will bring to the Board in technology, product development and cybersecurity as we continue to execute on the growth opportunities ahead of us. We intend to increase the size of our board to twelve (12) directors and to elect Ms. McSherry to fill such seat on our Board effective upon her election by our Shareholders at the Annual Meeting.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person. This Proxy Statement is also available at www.proxydocs.com/TFIN.

Sincerely,

Aaron P. Graft

President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To be held April 22, 2025

Meeting Information

Date:	April 22, 2025
Time:	8:30 a.m. Central Time
Location:	3 Park Central, 12700 Park Central Drive, 15th Floor Dallas, Texas 75251
Record Date:	Close of business, February 24, 2025

Voting Items

1.

To elect the twelve directors and director nominees named in the accompanying proxy statement to our Board of Directors to serve until the next annual meeting of Shareholders or until their respective successors have been elected and qualified;

2.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement (the “Say on Pay Proposal”);

3.	To vote on a non-binding advisory resolution to approve the frequency of future say on pay votes (the “Say on Pay Frequency Proposal”);

4.	To vote on a proposal to approve the Fourth Amendment to the Triumph Financial, Inc. 2014 Omnibus Incentive Plan (the “Fourth Omnibus Incentive Plan Amendment”);

5.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the current fiscal year; and

6.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

We are furnishing our 2024 Annual Report and proxy materials to our Shareholders primarily through the Internet this year in accordance with rules adopted by the Securities and Exchange Commission. Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around March 10, 2025, which provides them with instructions on how to vote and how to access the 2024 Annual Report and proxy materials on the Internet. It also provides instructions on how to request paper copies of these materials.

Shareholders of record who previously enrolled in a program to receive electronic versions of the 2024 Annual Report and proxy materials will receive an email notice with details on how to access those materials and how to vote.

2025 Proxy Statement

How to Vote

Shareholders of record may vote:

•	By Internet: go to www.proxypush.com/TFIN

•	By phone: call 866-206-5381

•	By mail: complete and return the enclosed proxy card in the postage prepaid envelope provided.

If your shares are held in the name of a broker, bank or other shareholder of record, please follow the voting instructions that you receive from the broker, bank or other shareholder of record entitled to vote your shares.

The Board of Directors has fixed the close of business on February 24, 2025 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,
March 10, 2025
Dallas, Texas	Aaron P. Graft
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to be Held on April 22, 2025.

The Proxy Statement for the 2025 Annual Meeting, the Notice of the 2025 Annual Meeting, the form of proxy and the Company’s 2024 Annual Report are available at www.proxydocs.com/TFIN.

2025 Proxy Statement

2025 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our annual report carefully before voting.

Meeting Information

Date:	April 22, 2025
Time:	8:30 a.m. Central Time
Location:	3 Park Central, 12700 Park Central Drive, 15th Floor Dallas, Texas 75251
Record Date:	Close of business, February 24, 2025

How to Vote

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Shareholder Meeting. Please refer to the section “Information Concerning Solicitation and Voting” on page 1 for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Shareholder Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE	MAIL	IN PERSON

Visit www.proxypush.com/TFIN. You will need the control number printed on your notice, proxy card or voting instruction form.	Dial toll-free (866-206-5381) or the telephone number on your voting instruction form. You will need the control number printed on your notice, proxy card or voting instruction form.	If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage- paid envelope.	By attending the meeting and following the instructions for voting.

Matters to be Voted Upon

Proposals		Required Approval	Board Recommendation	Page Reference

1.	Election of Directors	Majority of Votes Cast	FOR each Nominee	5
2.	Management Proposal Regarding Advisory Approval of the Company’s Executive Compensation	Majority of Votes Cast	FOR	59
3.	Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	Plurality of Votes Cast	1 YEAR	60
4.	Management Proposal for Approval of Fourth Amendment to Omnibus Incentive Plan	Majority of Votes Cast	FOR	61
5.	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of Votes Cast	FOR	67

2025 Proxy Statement

TRIUMPH FINANCIAL, INC.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

April 22, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement on behalf of the Board of Directors (the “Board of Directors”) of Triumph Financial, Inc. (“Triumph”), a Texas corporation, for use at our 2025 Annual Meeting of Shareholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3 Park Central, 12700 Park Central Drive, 15th Floor, Dallas, Texas 75251, at 8:30 a.m. local time, on April 22, 2025.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our Shareholders on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

As used in this Proxy Statement, the terms “us”, “we”, “our”, the “Company” and “Triumph” refer to Triumph Financial, Inc., and, where appropriate, Triumph Financial, Inc., and its subsidiaries. The term “Common Stock” means shares of our Common Stock, par value, $0.01 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on February 24, 2025, which the Board of Directors has set as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of February 24, 2025 we had 23,420,261 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and our shares of Common Stock were held by approximately 186 shareholders of record. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of a majority of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed proxy cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

2025 Proxy Statement 1

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or, by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 8:30 a.m., central time on April 22, 2025 to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the proxy card. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting in Person

Shares held in your name as the Shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

Required Votes

At the Annual Meeting, shareholders will consider and act upon (1) the election of twelve directors and director nominees to our Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified, (2) the Say on Pay Proposal, (3) the Say on

2 2025 Proxy Statement

Pay Frequency Proposal, (4) the approval of the Fourth Amendment to our 2014 Omnibus Incentive Plan, (5) the ratification of the appointment of our Crowe LLP as our independent registered public accounting firm, and (6) such other business as may properly come before the Annual Meeting.

•

Election of Directors (Proposal 1). We have implemented majority voting in uncontested director elections. As a result, each director standing for election at the Annual Meeting will be elected by a majority of the votes cast by the outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting, meaning that each director nominee must receive a greater number of such shares voted “for” such director than the number of such shares voted “against” such director. In a contested election, the director nominees receiving a plurality of the votes cast shall be elected directors.

•

Say on Pay Frequency Proposal (Proposal 3). With respect to this proposal, the alternative that obtains a plurality of the votes cast by the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting will constitute the non-binding recommendation of the shareholders.

•

All Other Proposals (Proposals 2, 4 and 5). For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast by the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each such proposal.

Abstentions and Broker Non-Votes

Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to the proposal to ratify the selection of Crowe LLP as our independent registered public accounting firm but not with respect to any of the other proposals to be voted on at the Annual Meeting.

Abstentions and broker non-votes will not be treated as votes cast for any of the proposals at the Annual Meeting and will have no effect on the results of such proposals.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends (1) a vote for the election of each of the directors and director nominees to our Board of Directors, (2) a vote for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, (3) a vote for the “1 Year” option with respect to the Say on Pay Frequency Proposal, (4) a vote for approval of the Fourth Amendment to our 2014 Omnibus Incentive Plan, and (5) a vote for the ratification of the appointment of Crowe LLP as our independent registered public accounting firm.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

2025 Proxy Statement 3

The persons identified as having the authority to vote the proxies granted by the proxy card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A shareholder of record who has been given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail and through the Internet. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

4 2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated each of the directors and director nominees noted below (whom we refer to as the “nominees”) to stand for election for a one (1) year term expiring at the 2026 annual meeting of shareholders or until their respective successors have been elected and qualified. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees.

Name	Position

Carlos M. Sepulveda, Jr.	Director and Chairman of the Board

Aaron P. Graft	Director, Vice Chairman and Chief Executive Officer

Charles A. Anderson	Director

Harrison B. Barnes	Director

Debra A. Bradford	Director

Richard L. Davis	Director

Davis Deadman	Director

Laura K. Easley	Director

Melissa K. McSherry	Director Nominee

Maribess L. Miller	Director

Michael P. Rafferty	Director

C. Todd Sparks	Director

All of the nominees listed above have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees.

2025 Proxy Statement 5

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below. The information is based entirely upon information provided by the respective directors and nominees.

		Director Since			Committee Membership
Name	Age		Position	Independent	AC	CC	NCGC	RCC

Charles A. Anderson	64	2010	Director	✓		C	✓

Harrison B. Barnes	32	2021	Director	✓		✓

Debra A. Bradford	66	2020	Director	✓	✓			✓

Richard L. Davis	71	2010	Director	✓		✓	✓

Davis Deadman	61	2023	Director					✓

Laura K. Easley	60	2020	Director	✓			✓	C

Aaron P. Graft	47	2010	Director, Vice Chairman, Chief Executive Officer & President

Maribess L. Miller	72	2014	Director	✓	✓		C

Melissa K. McSherry	52	N/A	Director Nominee	✓				P

Michael P. Rafferty	70	2014	Director	✓	C			✓

Carlos M. Sepulveda, Jr.	67	2010	Director & Chairman	✓		✓

C. Todd Sparks	57	2010	Director	✓	✓

C	Committee Chair
✓	Member
P	Proposed Committee Member
AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
RCC	Risk and Compliance Committee

We believe our Board represents a broad mix of tenure, gender, ethnic, and cultural diversity with robust independence.

Diversity	Independence

*	Items above depicted giving effect to all Directors and Director Nominees standing for election at the Annual Meeting.

6 2025 Proxy Statement

Director Qualifications and Attributes

We endeavor to have a Board that represents a broad range of qualities, skills and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s activities. Among others, the Board has considered these key experiences, qualifications, skills and attributes in evaluating the composition of the Board and in considering nominees for new directors.

EXPERIENCE / QUALIFICATIONS / SKILLS / ATTRIBUTES

Banking Experience

•  We seek directors who have knowledge and experience in the banking industry, which is useful in understanding the operations, challenges and regulatory environment impacting our operations as a regulated financial institution.

Financial Experience

•  As a public company, we are committed to strong financial discipline and accurate and transparent reporting and disclosure practices. We believe directors with public accounting backgrounds or senior financial leadership experience at other organizations are instrumental in providing oversight and guidance in these areas.

Senior Leadership Experience

•  We believe it is important for our directors to have served in senior leadership roles in other organizations, including as senior executives, entrepreneurs and founders of businesses, which demonstrates a strong ability to motivate and manage others, to identify and develop leadership qualities in others and to manage organizations.

Diversity

•  We value the representation of gender, ethnic, geographic, cultural and other perspectives that expand the Board’s understanding of the needs and viewpoints of our customers, team members, regulators and other stakeholders.

Public Company Board Experience

•  Directors who have served on other public company boards can offer advice and perspective with respect to board dynamics and operations, relations between the board and executive management and other matters, including executive compensation, corporate governance and relations with shareholders.

Transportation and Payments Experience

•  Given the large percentage of our business that touches the transportation industry, including our factoring, payments and equipment finance products, we believe directors with knowledge and experience in these industries provide useful perspective in understanding and providing guidance with respect to the trends, strategic challenges and opportunities in these sectors.

Technology and Cybersecurity Experience

•  Given the Company’s strategic focus in growing and expanding the network platform it is developing for the transportation industry, we value directors who have experience with other technology companies who can offer unique insights on the challenges facing this industry, as well the cybersecurity risks facing businesses generally.

2025 Proxy Statement 7

The table below summarizes the key experience, qualifications and attributes for each member of our Board (or nominee for election to our Board) and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board.

Name	Banking Experience	Financial Experience	Senior Leadership Experience	Diversity	Public Company Board Experience	Transportation and Payments Experience	Technology and Cybersecurity Experience

Charles A. Anderson			X		X

Harrison B. Barnes	X			X

Debra A. Bradford		X	X	X	X	X	X

Richard L. Davis			X

Davis Deadman	X	X	X

Laura K. Easley			X	X		X	X

Aaron P. Graft	X		X			X	X

Melissa K. McSherry	X		X	X		X	X

Maribess L. Miller		X	X	X	X

Michael P. Rafferty	X	X	X		X

Carlos M. Sepulveda, Jr.		X	X	X	X

C. Todd Sparks	X	X	X

8 2025 Proxy Statement

Directors and Director Nominees Standing for Election at the 2025 Annual Meeting

Carlos M. Sepulveda, Jr.

Retired President and Chief Executive Officer

Interstate Batteries, Inc.

Carlos M. Sepulveda, Jr. has served as Chairman of our Board of Directors since 2010. He also serves as Chairman of TBK Bank, SSB. Since March 2014, Mr. Sepulveda has served on the Board

Chairman of the Board

Independent Director

Director Since 2010

Age 67

Board Committees:

•  Compensation

Key Qualifications and Expertise:

•  Senior Leadership Experience

•  Financial Experience

•  Diversity

Other Current Public Boards:

•  Cinemark Holdings, Inc.

of Directors of Travel Research Advisers LLC DBA Savoya Holdings, LLC a chauffeured ground transportation service provider. In 2007, he joined the Board of Directors of Cinemark Holdings, Inc. (NYSE: CNK) where he has been Lead Director since 2016 and Chairman since 2022. In addition, he serves as a member of the Audit Committee, Compensation Committee and the Strategic Planning Committee of Cinemark Holdings, Inc. From 2013 to January 2017, Mr. Sepulveda served on the Board of Matador Resources Company (NYSE:MTDR), as Director, Chairman of the Audit Committee, Chairman of the Financial Committee, and a member of both the Nominations Committee and Executive Committee. Mr. Sepulveda joined Interstate Battery System International, Inc. in 1990, and served as its President and Chief Executive Officer from 2004 until 2013, and continues to serve on its Board of Directors as he has since 1995. Prior to joining Interstate Battery, Mr. Sepulveda was a partner at KPMG with more than 10 years of audit experience, including a concentration in financial services companies and banks. Mr. Sepulveda received a Bachelor of Business Administration with highest honors from the University of Texas at Austin. He is a certified public accountant (CPA) and is a member of the American Institute of CPAs and Texas Society of CPAs.

Aaron P. Graft

Founder, Vice Chairman and Chief Executive Officer

of the Company

Aaron P. Graft is the Founder, Vice Chairman and Chief Executive Officer of the Company. He also serves as the Vice Chairman and Chief Executive Officer of TBK Bank, SSB and is the Chairman of

Director

Director Since 2010

Age 47

Key Qualifications and Expertise:

•  Banking Experience

•  Senior Leadership Experience

•  Transportation and Payments Experience

•  Technology and Cybersecurity Experience

Triumph Financial Services LLC and Vice Chairman of Triumph Insurance Group, Inc. Mr. Graft also serves as a Director and Chairman of The Bank of the West of Thomas, Oklahoma. Prior to establishing Triumph Financial, Inc., Mr. Graft served as the Founder and President of Triumph Land and Capital Management, LLC, where he oversaw the management of several multi-family and commercial real estate projects in receivership and led the acquisition of multiple pools of distressed debt secured by multi-family projects. Prior to Triumph, Mr. Graft worked for Fulbright & Jaworski, LLP (now Norton Rose Fulbright LLP) where he focused on distressed loan workouts. Mr. Graft received a Bachelor of Arts, cum laude, and a Juris Doctorate, cum laude, from Baylor University. He is a member of Young Presidents’ Organization. In 2017, Mr. Graft received the EY Entrepreneur Of The Year® Award in the Business & Financial Services category in the Southwest Region and the Baylor University 2017 Young Alumnus of the Year. In 2014, he was recognized by the Dallas Business Journal with the “40 Under 40” award.

2025 Proxy Statement 9

Charles A. Anderson

Co-Founder

Bandera Ventures, Ltd.

Charles A. Anderson cofounded Bandera Ventures, Ltd., a firm focused on industrial development and acquisitions, distressed office acquisitions and long-term lease opportunities. Prior to that,

Independent Director

Director Since 2010

Age 64

Board Committees:

•  Compensation (Chair)

•  Nominating Corporate Governance

Key Qualifications and Expertise:

•  Senior Leadership Experience

Other Current Public Boards:

•  Highwoods Properties, Inc.

Mr. Anderson was associated with the Trammell Crow Company where he served as Senior Executive Director, responsible for the Development and Investment Group for the Western half of the United States. Since 2014, Mr. Anderson has served on the Board of Directors and as a member of the Investment Committee of Highwoods Properties, Inc. (NYSE:HIW), a publicly traded real estate investment trust. He earned his Bachelor of Business Administration and Master of Business Administration from Southern Methodist University, where he graduated summa cum laude.

Harrison B. Barnes

Professional Athlete

National Basketball Association

Harrison B. Barnes, through his family office, is a community bank supporter and investor. Mr. Barnes has been a professional athlete since 2012, representing the United States in the 2016 Olympics.

Independent Director Director Since 2021 Age 32 Board Committees: • Compensation Key Qualifications and Expertise: • Banking Experience • Diversity
He was voted to and currently serves on the board of directors of USA Basketball, and as one of two inaugural Player Representatives on the board of directors of the NBA Foundation. Since 2012, Mr. Barnes has overseen all functions of his family’s business affairs, including analysis of representation and business proposals, venture capital transactions, and investments in publicly traded companies. He has also served as a member of the board of directors of First National Bank (Ames, IA), the largest bank subsidiary of Ames National Corporation (NASDAQ: ATLO), and as Treasurer and Executive Committee member of the National Basketball Players Association. Mr. Barnes’ community projects includes When We All Vote (Ambassador), Learn Fresh (Champion and Advisor for NBA Math Hoops program), and previously served on the Board of Trustees for the Boys & Girls Club of Oakland. Additionally, he founded the Harrison Barnes Reading Academy, which promoted literacy skills among youth.

Debra A. Bradford

President and Chief Financial Officer

First American Payment Systems

Debra A. Bradford is President and Chief Financial Officer of First American Payment Systems, an industry leader and global solutions provider in merchant account services. Ms. Bradford joined First

Independent Director

Director Since 2020

Age 66

Board Committees:

•  Audit

•  Risk and Compliance

Key Qualifications and Expertise:

•  Financial Experience

•  Senior Leadership Experience

•  Diversity

•  Transportation and Payments Experience

•  Technology and Cybersecurity Experience

Other Current Public Boards:

•  Intermex International Money Express, Inc.

American Payment Systems by Deluxe in 2001 and has served as President and Chief Financial Officer since 2008. Prior to the acquisition of First American by Deluxe Corporation, she also served on the Board of Directors and Audit Committee of First American. Prior to joining First American, Ms. Bradford served as Senior Vice President and Chief Financial Officer of ACE Cash Express, Inc., a financial services retailer, and in various roles, including Chief Operating Officer, with IPS Card Solutions (formerly NTS, Inc.), a division of Frist Data Corporation. Ms. Bradford serves on the Board of Directors and on both the compensation and nominating and governance committees of Intermex International Money Express, Inc. (NASDAQ: IMXI). Ms. Bradford graduated from the University of Texas in Austin. She is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants.

10 2025 Proxy Statement

Richard L. Davis

Retired Founder

DAVACO, Inc.

Richard L. Davis was the Founder of Dallas-based DAVACO, Inc., a leading provider of retail, restaurant and hospitality service solutions. In 2000 and 2006, Mr. Davis was a finalist for the Ernst &

Independent Director Director Since 2010 Age 71 Board Committees: • Compensation • Nominating Corporate Governance Key Qualifications and Expertise: • Senior Leadership Experience
Young Entrepreneur of the Year award. In 2006, Mr. Davis was inducted into the Retail Construction Hall of Fame. In 2023 Mr. Davis launched RLD Capital Holdings, Inc. as a family office. Mr. Davis currently serves on The Salvation Army’s Dallas/ Fort Worth Metroplex Advisory Board and The Foundation Board of Baylor Scott & White.

Davis Deadman

Retired Chief Executive Officer and President

NexBank Capital, Inc.

Davis Deadman has served on the board of the North Texas Certified Development Corporation, an SBA chartered entity focused on providing debt capital to the small business community in Texas. From

Director Since 2023 Age 61 Board Committees: • Risk and Compliance Key Qualifications and Expertise: • Banking Experience • Financial Experience • Senior Leadership Experience
2004 to 2010, he served on multiple boards, including the bank and the holding company within the NexBank Capital, Inc. platform. From 2004 to 2010, Mr. Deadman served as Chief Executive Officer and President of NexBank, a financial services organization that included a broker-dealer and an investment banking and corporate advisory firm. From 1998 to 2009, Mr. Deadman served as a Senior Portfolio Manager and, ultimately, as a partner with Highland Capital Management L.P. In this role, he managed a team of investment professionals responsible for a several billion-dollar portfolio of credit investments. Before 1998, he served as an investment officer at Mutual Benefit Life, managing a $200 million commercial real estate-backed loan portfolio. Mr. Deadman served in various roles with the Company and TBK Bank, SSB from 2011-2022, including as TBK Bank’s Chief Lending Officer from 2011 to 2014. Such service in an employment capacity terminated in 2022. Mr. Deadman received a Bachelor of Business Administration from Texas A&M University and a Master of Business Administration in Finance, Cum Laude, from Southern Methodist University – Cox School of Business. He is a Chartered Financial Analyst (CFA) Charter holder.

Laura K. Easley

Retired Chief Operating Officer

Transportation Insight

Laura K. Easley was the Chief Operating Officer of Transportation Insight, a leading enterprise solutions provider in the logistics and transportation industry, from 2012 until her retirement in 2019. She

Independent Director

Director Since 2020

Age 60

Board Committees:

•  Nominating Corporate Governance

•  Risk and Compliance (Chair)

Key Qualifications and Expertise:

•  Senior Leadership Experience

•  Diversity

•  Transportation and Payments Experience

•  Technology and Cybersecurity Experience

served in various other capacities at Transportation Insight from 2005 to 2019, including Chief Business Development Officer and Chief Solutions Officer. Prior to Transportation Insight, Ms. Easley served in various capacities with Menlo Worldwide, The Complete Logistics Company and ABF Freight Systems. Ms. Easley received a Bachelor of Science Degree in Industrial Engineering and Management from Oklahoma State University. She served on the Board of Directors for the OSU Cowboy Academy of Industrial Engineering and Management.

2025 Proxy Statement 11

Melissa K. McSherry

Consultant

Melissa K. McSherry has over 30 years’ experience as an executive focused on artificial intelligence, big data and software development. She currently serves as an advisor to companies, venture capitalists and private equity firms on strategic questions and investments

Director Nominee

Age 52

Board Committees:

•  Risk and Compliance (Proposed)

Key Qualifications and Expertise:

•  Banking Experience

•  Senior Leadership Experience

•  Diversity

•  Transportation and Payments Experience

•  Technology and Cybersecurity Experience

in consumer lending and fraud prevention. From 2022 until 2024, she served as the Chief Operating Officer of Anywhere Real Estate (NYSE: HOUS), where she led Product, Technology, and a number of other functions including service as the management representative to the audit committee on cybersecurity matters; from 2016-2022 she served as the Senior Vice President, Global Head of Risk and Identity Solutions for Visa, Inc. (NYSE: V), where she focused on advanced AI and digital commerce in transforming Visa’s fraud prevention business; and from 2002 to 2014 she served in a number of roles including leading Subprime Card Acquisitions at Capital One (NYSE: COF) where she had significant experience with regulatory supervision. Ms. McSherry is a graduate and Arjay Miller Scholar from Stanford’s Graduate School of Business and graduated magna cum laude from Harvard University.

Maribess L. Miller

Retired Partner

PricewaterhouseCoopers LLP

Maribess L. Miller was a member of the public accounting firm PricewaterhouseCoopers LLP from 1975 until 2009, including serving as the North Texas Market Managing Partner from 2001

Independent Director

Director Since 2014

Age 72

Board Committees:

•  Nominating Corporate Governance (Chair)

•  Audit

Key Qualifications and Expertise:

•  Financial Experience

•  Senior Leadership Experience

•  Diversity

Other Current Public Boards:

•  DR Horton, Inc.

until 2009; as Southwest Region Consumer, Industrial Products and Services Leader from 1998 until 2001; and as Managing Partner of the firm’s U.S. Healthcare Audit Practice from 1995-1998. Ms. Miller joined the board of DR Horton, Inc. (NYSE: DHI) in November, 2019 and serves as chair of the Audit Committee and member of the Compensation Committee. Ms. Miller served as a member of the Board of Directors and Chair of the Audit Committee and member of the Compensation Committee for Zix Corporation (NASDAQ:ZIXI) from 2010-2021. Ms. Miller is also a member of the Board of Directors and member of the Audit Committee and Compensation Committee for Midmark Corp., a privately-held medical supply company. She was on the Texas State Board of Public Accountancy from 2009-2015, past Board Chair for the Texas Health Institute and is past Chair of the Board of the North Texas Chapter of the National Association of Corporate Directors. She graduated cum laude with a Bachelor’s degree in Accounting from Texas Christian University. Ms. Miller is a retired certified public accountant.

Michael P. Rafferty

Retired Partner

Ernst & Young LLP

Michael P. Rafferty was a member of the public accounting firm Ernst & Young LLP from 1975 until his retirement in 2013, was admitted as Partner of the Firm in 1988, and served as the Audit

Independent Director

Director Since 2014

Age 70

Board Committees:

•  Audit (Chair)

•  Risk and Compliance

Key Qualifications and Expertise:

•  Financial Experience

•  Senior Leadership Experience

•  Banking Experience

Practice Leader for the Southwest Region from 2004 to 2013. During his career with Ernst & Young, he primarily served clients in the financial services and healthcare industries. Mr. Rafferty graduated with a Bachelor of Science degree in Accounting from the University of New Orleans. Mr. Rafferty is a certified public accountant and is licensed in Texas. Mr. Rafferty also served as a member of the Board of Directors, as Chair of the Audit Committee and as a member of the Compliance and Ethics Committee of MoneyGram International, Inc. (NASDAQ:MGI) from 2016 to 2023.

12 2025 Proxy Statement

C. Todd Sparks

Vice President and Chief Financial Officer

Discovery Operating Inc.

C. Todd Sparks has served on the Board of Directors of the Triumph Financial, Inc. (NASDAQ: TFIN) and TBK Bank, SSB since their inception in 2010. He serves as Vice President and Chief

Independent Director Director Since 2010 Age 57 Board Committees: • Audit Key Qualifications and Expertise: • Banking Experience • Financial Experience • Senior Leadership Experience
Financial Officer of Discovery Operating Inc., an oil and gas exploration and production company located in Midland, Texas. He is also currently serving on the Board of Directors of Midland Classical Academy. Mr. Sparks has formerly served on the Board of Directors for FirstCapital Bank of Texas and First Bancshares of Texas. Mr. Sparks has been an active investor, both inside and outside of oil and gas, for the last 30 years. He has actively participated in many areas of interest including real estate, banking, oil and gas service companies and a variety of start-ups during his career. Mr. Sparks received a Bachelor of Business Administration degree from Baylor University in 1989 and a Master of Business Administration degree from Texas A&M University in 1992.

2025 Proxy Statement 13

Information Regarding Executive Officers

Our executive officers are as follows:

Name	Age	Position

Aaron P. Graft	47	Vice Chairman, Chief Executive Officer and President of the Company Vice Chairman, Chief Executive Officer of TBK Bank, SSB

W. Bradley Voss	49	Executive Vice President and Chief Financial Officer of the Company and TBK Bank, SSB

Edward J. Schreyer	58	Executive Vice President, Chief Operating Officer of the Company and TBK Bank, SSB

Todd Ritterbusch	56	President, TBK Bank, SSB

Adam D. Nelson	47	Executive Vice President, General Counsel and Secretary of the Company and TBK Bank, SSB

Melissa Forman-Barenblit	47	Executive Vice President, TBK Bank, SSB, and President – TriumphPay

A brief description of the background of each of our executive officers who is not also a director is set forth below.

W. Bradley Voss has served as our Executive Vice President, Chief Financial Officer since 2021. He also serves as Executive Vice President and Chief Financial Officer of TBK Bank, SSB. Mr. Voss joined the Company in a consulting engagement in 2011 and has served in various finance roles since joining the Company full-time in 2012. He was appointed as Chief Financial Officer in 2021. Prior to his current role, he led balance sheet strategy, capital issuance, investments, liquidity, and funding as the Company’s Senior Vice President and Treasurer from 2015 to 2019, and Executive Vice President and Treasurer from 2019 to 2021. Mr. Voss joined Triumph from CSG Investments (an affiliate of Beal Bank), where he led the sourcing, analysis and execution of investments in distressed securities as Senior Vice President and Portfolio Manager. Before joining CSG Investments, Mr. Voss served as a Portfolio Manager for Highland Capital Management, L.P. Earlier in his career, he worked in institutional equity sales and research at Donaldson, Lufkin & Jenrette and then Bear Stearns. Mr. Voss earned a Bachelor of Business Administration in accounting and finance from Texas Christian University and a Master of Business Administration from the University of Texas at Austin. He is a Chartered Financial Analyst (CFA) charter holder.

Edward J. Schreyer has served as Executive Vice President, Chief Operating Officer since 2022. Mr. Schreyer joined the Company in 2021 as President and Chief Operating Officer of TriumphPay. He joined the Company after 30 years of experience with CBRE Group, Inc. (NYSE: CBRE) where he was most recently Chief Operating Officer for the Americas Advisory business. During his years at CBRE, he led the Industrial and Logistics business serving top freight carriers and 3PL providers and he had executive oversight of the Security and Crisis Management Team. Mr. Schreyer holds a Bachelor of Science degree in Urban Studies/Affairs from Indiana University Bloomington.

Todd Ritterbusch has served as the President of TBK Bank, SSB since 2022. Mr. Ritterbusch also served as the Executive Vice President and Chief Lending Officer of TBK Bank, SSB from 2019-2022. Prior to joining the Company, from 2002 to April of 2019, Mr. Ritterbusch served in various capacities with JPMorgan Chase Bank, including as the Managing Director, Market Executive for the Commercial Bank covering the Ft. Worth and West Texas markets. During his tenure with JPMorgan Chase Bank, Mr. Ritterbusch led a commercial banking team serving businesses with revenues between $20 million and $500 million across his market area. Mr. Ritterbusch holds a Bachelor of Science in Engineering from Purdue University and a Master of Business Administration from the Kellogg School of Management and a

14 2025 Proxy Statement

Master of Engineering Management from the McCormick School of Engineering at Northwestern University. He served on the boards of Cook Children’s Healthcare Foundation, Cook Children’s Health Plan and Leadership ISD.

Adam D. Nelson has served as our Executive Vice President and General Counsel since 2013. He also serves as the Secretary of the Company and as Executive Vice President, General Counsel and Secretary of TBK Bank, SSB. He has served as General Counsel for the Company and TBK Bank since 2013. Mr. Nelson previously served as Vice President and Chief Compliance Officer of Trinitas Capital Management, LLC, an independent registered investment adviser. In addition, Mr. Nelson previously served as Vice President and Deputy General Counsel of ACE Cash Express, Inc., a financial services retailer. Prior to that, Mr. Nelson was an attorney with the firm of Weil Gotshal & Manges, LLP, where he focused on mergers and acquisitions, management led buyouts and private equity transactions. Mr. Nelson received a Bachelor of Arts in Economics, magna cum laude, from Baylor University and a Juris Doctorate, cum laude, from Harvard Law School.

Melissa Forman-Barenblit has served as President of TriumphPay since 2022. She joined TriumphPay as Senior Vice President and Chief Operations Officer in 2019. Ms. Forman-Barenblit has over 25 years of experience across multiple freight technologies companies. Before joining TriumphPay she spent nearly a decade leading sales and strategic partnerships for eCapital, LLC, a leading transportation factor. Ms. Forman-Barenblit holds a Masters of Business Administration from California State University, Dominquez Hills and a Bachelor of Science in Business Management from the University of Phoenix.

2025 Proxy Statement 15

CORPORATE GOVERNANCE

Board of Directors Meetings

During 2024, the Board of Directors held 4 meetings and committees of the Board held a total of 21 meetings. Each of our directors attended at least 75% of the total meetings of the Board and committees on which he or she served during 2024.

Director Independence

The Board of Directors has determined that with the exception of Aaron P. Graft and Davis Deadman, each of our current directors is (and our current director nominee will be, upon her election) an independent director as defined for purposes of the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market (“Nasdaq”). For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board will consider all relevant facts and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.

Board Committees

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk and Compliance Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee. Our Audit Committee is composed of Michael P. Rafferty (Chair), Maribess L. Miller, Debra A. Bradford and C. Todd Sparks. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit function and independent auditors. Among other things, the Audit Committee:

•	annually reviews the Audit Committee charter and the committee’s performance;

•	appoints, evaluates and determines the compensation of our independent auditors;

•	reviews and approves the scope of the annual audit, the audit fee and the financial statements;

•	reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

•	discuss, review and approve the audit committee report to be included in our proxy statement or annual report filed with the SEC;

•

oversees investigations into complaints concerning financial matters or violations of the Company’s Code of Business Conduct and Ethics, including any matters submitted through the Company’s whistleblower hotline, if any;

•	reviews other risks that may have a significant impact on our financial statements; and

•	conducts or authorizes investigations into any matters within the Committee’s scope of responsibility.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

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The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and the Nasdaq for Audit Committees and each of whom meet the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, at least one member of the Audit Committee shall be a member of the Company’s Risk and Compliance Committee. Each of Mr. Rafferty and Ms. Miller is an “audit committee financial expert” as defined by the SEC. The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.tfin.com/governance/governance-highlights. Our Audit Committee met five times during 2024.

Compensation Committee. Our Compensation Committee is composed of, Charles A. Anderson (Chair), Harrison B. Barnes, Richard L. Davis, and Carlos M. Sepulveda, Jr. The Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to compensation of our executives and team members.

Among other things, the Compensation Committee:

•	evaluates human resources and compensation strategies;

•	reviews and approves objectives relevant to executive officer compensation;

•	evaluates performance and determines the compensation of the Chief Executive Officer and our other executive officers in accordance with those objectives;

•	approves any changes to non-equity based benefit plans involving a material financial commitment;

•	prepares the compensation committee report to be included in our annual report; and

•	evaluates performance in relation to the Compensation Committee charter.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the Nasdaq. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.tfin.com/governance/governance-highlights. Our Compensation Committee met four times during 2024.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Maribess L. Miller (Chair), Charles A. Anderson, Laura K. Easley and Richard L. Davis. The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

Among other things, the Nominating and Corporate Governance Committee:

•	identifies individuals qualified to be directors consistent with the criteria approved by the Board of Directors and recommends director nominees to the full Board of Directors;

•	ensures that the Audit and Compensation Committees have the benefit of qualified “independent” directors;

•	reviews and approves any related party transactions in accordance with our related party transaction policy;

•	makes recommendations to the Board of Directors regarding the compensation of directors of the Company;

2025 Proxy Statement 17

•	provides oversight as to environmental, social and governance (“ESG”) matters impacting the Company and related reporting requirements;

•	oversees management continuity planning;

•	leads the Board of Directors in its annual performance review; and

•	takes a leadership role in shaping the corporate governance of our organization.

The Nominating and Corporate Governance Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the NASDAQ. The written charter for our Nominating and Corporate Governance Committee is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.tfin.com/governance/governance-highlights. Our Nominating and Corporate Governance Committee met four times during 2024.

Risk and Compliance Committee. Our Risk and Compliance Committee is composed of Laura Easley (Chair), Debra A. Bradford, Davis Deadman, and Michael P. Rafferty. The Risk and Compliance Committee is responsible for assisting the Board of Directors in the assessment of risk across the Company and its subsidiaries.

Among other things, the Risk and Compliance Committee:

•	reviews and implements the Company’s enterprise risk assessment program as set forth in its enterprise risk management policy as adopted by our Board of Directors;

•	reviews and recommends changes to the Company’s enterprise risk management policy to our Board of Directors;

•	provides oversight of the Company’s information technology infrastructure and security including cybersecurity and artificial intelligence;

•	provides oversight of the Company’s regulatory compliance; and

•

provides updates to our Board of Directors regarding its review of the risks facing the Company and its subsidiaries and its discussions with management on such risks and the steps being taken to mitigate such risks.

The Risk and Compliance Committee is composed of a majority of members who satisfy the applicable independence requirements of the SEC and the Nasdaq. In addition, at least one member of the Risk and Compliance Committee shall be a member of the Company’s Audit Committee. The written charter for our Risk and Compliance Committee is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.tfin.com/governance/governance-highlights. Our Risk and Compliance Committee met four times during 2024.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a code of business conduct and ethics (our “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics and supplemental code of ethics for CEO and senior financial officers is available upon written request to the Corporate Secretary, Triumph Financial, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. If we amend or grant any waiver of a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

Board Leadership Structure and Risk Oversight

Different individuals serve as our Chief Executive Officer and Chairman because our Board of Directors has determined that the separation of these offices enhances our Board of Directors’ independence and

18 2025 Proxy Statement

oversight. Moreover, the separation of these roles allows our Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening the Company’s franchise while allowing the Chairman to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Carlos M. Sepulveda, Jr., serves as Chairman of our Board of Directors, and Aaron P. Graft serves as our Chief Executive Officer and President.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, including its Risk and Compliance Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Chairman of the Board of Directors and independent members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Compensation Committee Interlocks and Insider Participation

No members of our Compensation Committee are or have been an officer or employee of Triumph or any of our subsidiaries with the exception of our Chairman, Carlos M. Sepulveda, Jr. who previously served as Executive Chairman of the Company (service in such role ending in 2015) and who has subsequently been determined by our Board to be an independent director under the rules of the SEC and listing standards of Nasdaq. None of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nomination of Directors

With respect to directors not nominated by Triumph, the Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria below. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria below. The Board of Directors may also engage in research to identify qualified individuals. In evaluating a director nominee, the Board of Directors considers the following factors:

•	the appropriate size of our Board of Directors;

•	our needs with respect to the particular talents and experience of our Directors;

•

the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	whether the nominee is independent, as that term is defined under the Nasdaq listing standards;

•	the familiarity of the nominee with our industry;

•	the nominee’s experience with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board of Directors members.

2025 Proxy Statement 19

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Board of Directors may also consider such other factors as it may deem in our best interests and the best interests of our shareholders. We also believe it may be appropriate for key members of our management to participate as members of the Board of Directors.

Shareholders may nominate directors for election to the Board of Directors. In order to nominate a director for election to the Board of Directors, shareholders must follow the procedures set forth in our Bylaws, including timely receipt by the Secretary of Triumph of notice of the nomination and certain required disclosures with respect both to the nominating shareholder and the recommended director nominee.

Directors may currently be elected by a majority of votes cast (in uncontested elections) or a plurality of votes (in contested elections) at any meeting called for the election of directors at which a quorum is present. The presence of a majority of the holders of our Common Stock, whether in person or by proxy, constitutes a quorum. The Board of Directors did not receive any recommendations from shareholders requesting that the Board of Directors consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received.

Shareholder Communications with the Board of Directors

Every effort is made to ensure that the Board of Directors or individual directors, as applicable, hear the views of shareholders and that appropriate responses are provided to shareholders in a timely manner. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to Adam D. Nelson, our General Counsel, with a request to forward the matter to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Shareholders, although we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Ten of our eleven then serving directors attended our 2024 annual meeting.

Hedging Policy and Pledging Restrictions

We do not permit our directors or executive officers to engage in transactions that hedge such director’s or executive officer’s economic risk of owning shares of our common stock. Thus, our directors and executive officers may not engage in hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. In addition, the Company does not permit shares pledged by senior executive officers and directors to be applied toward stock ownership guidelines, and limits pledging to pre-approved exceptions where the executive officer or director can clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities.

Insider Trading Policy

We have adopted an insider trading policy and procedures applicable to our officers, directors, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NASDAQ listing standards.

20 2025 Proxy Statement

Our Insider Trading and Information Policy (“Insider Trading Policy”) prohibits our officers, directors, and employees and related persons and entities from trading in securities of the Company while in possession of material, nonpublic information. Our Insider Trading Policy also generally prohibits our officers, directors, and employees from disclosing material, nonpublic information regarding the Company.

Our Insider Trading Policy requires that our executive officers and directors and other designated employees only transact in Company securities during an open window period, subject to limited exceptions. In addition, our Insider Trading Policy requires that our executive officers and directors and certain other designated employees obtain approval in advance of transactions in Company securities.

2025 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation of our named executive officers (“NEOs”) including our Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers. This discussion and analysis also includes a description of our compensation practices and philosophy, our decision making process for compensation matters, and the material factors impacting our compensation decisions for 2024 compensation.

Executive Summary

2024 Financial Performance

During 2024, the Company made significant advancements on key strategic initiatives while continuing to navigate a protracted freight downturn and elevated interest rate environment that continued to both put pressure on the Company’s clients and borrowers and impact near term financial results. These trends, which have been persistent over the prior three years, significantly impacted all of the economic sectors in which the Company operates, including banking, factoring and payments. Notwithstanding these challenges, the Company achieved critical milestones on its strategic journey, positioning the Company to take advantage of the eventual rebound in the market. Such key milestones and achievements included:

•

Development and launch of the Company’s LoadPay product, a digital bank account with features and payment options tailored to the specific needs of carriers in the transportation industry, that provided the Company additional reach into this segment of the transportation payments lifecycle;

•

Development and launch of Factoring-as-a-Service (“FaaS”) within the Company’s factoring business, which allowed the Company to leverage its investments in technology and expertise in this area to offer back office services to those in the factoring industry and to facilitate new entrants to the factoring space who are able to leverage the Company’s entire factoring platform on a white-label basis;

•

Announcement and launch of a strategic relationship with C.H. Robinson Worldwide, Inc. (“C.H. Robinson”), the largest freight broker in the United States, which saw C.H. Robinson integrate into Triumph’s network as a payments customer and become the first freight broker to offer Triumph’s LoadPay and FaaS products to its customers; and

•

Continuing to grow volumes and density for transactions processed through the Company’s transportation network, surpassing $100 billion in payments processed through our payments platform since inception.

The Company delivered on the foregoing initiatives while also successfully moderating expenses, reducing non-interest expenses in the third and fourth quarters of 2024 in response to continued economic pressures and exceeding the targets for such expense levels communicated to investors. The Company earned net income to common shareholders for 2024 of $12.9 million, or $0.54 per share, with the conditions described above continuing to impact near term financial results. However, the Company was able to continue to drive performance and operating results inside each of its operating segments in the face of such headwinds.

Payments

The payments segment continued to grow clients, volumes and revenues despite the economic pressures in the transportation industry. Throughout the year, this business continued to add additional clients as payments customers (including the onboarding of C.H. Robinson, the largest freight broker in the United States, as a payments customer in the fourth quarter of 2024), increased the total number of processed transactions and network transactions, and grew revenues at a faster rate than payment volume as it continued to identify new ways to monetize its payments base. For the fiscal year ended December 31, 2024, our payments business:

•	generated revenue of $56.7 million, compared to $42.3 million for the year ended December 31, 2023, a year over year increase of 35%;

22 2025 Proxy Statement

•

processed total payment volume of $27.8 billion and total invoice volume of 24.8 million, compared to $21.5 billion and 19.5 million for the year ended December 31, 2023, a year over year increase of 29% and 27%, respectively;

•

processed network transactions (transactions effectuated between a network payor and a network payee on a fully structured and integrated basis) of $4.2 billion in payment volume and 2.6 million in invoice volume, compared to $1.8 billion in payment volume and 1.1 million in invoice volume for the year ended December 31, 2023; and

•

ended 2024 having processed, either as a part of payments transaction, through invoice auditing, or both, just under 50% of all brokered freight[1] transactions in the United States, a level the Company believes it exceeded in the first quarter of 2025[2];

As a result of such efforts, the Company achieved an 8.6% EBITDA3 margin in the fourth quarter of 2024, compared to a 0.3% margin in the fourth quarter of 2023. In addition, the Company’s growing density in the percentage volume of brokered freight transactions it processes, as discussed above, positions the Company to add data driven value-add products and services for its customers, which commenced with the announcement of our Intelligence segment in the fourth quarter of 2024, representing an additional revenue growth opportunity of the Company.

Payments Segment - Trends in Revenue and EBITDA Margin
70.0
60.0
50.0
40.0
30.0
20.0
10.0
-
(in millions)
20%
0%
-20%
-40%
-60%
-80%
-100%
-120%
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
Payments Segment Annualized Revenue
Payments Segment EBITDA Margin

[1]

This reference to brokered freight is specific to domestic truckload (“TL”) freight only. Thus, this calculation excludes less than truckload (“LTL”), parcel, etc. It also excludes shipper volumes. This is a difficult percentage to calculate with precision, and it will move from year to year. The Company evaluates the number of payments received in our factoring segment as a proxy for the percentage of TL freight our payments network is processing and also uses industry data points to make informed assumptions. This reference is not intended to be a precise measurement but rather a directional measurement of the reach of the payments network.

[2]

We define network engagement as the amount of brokered freight touched through our payments, audit or full AP automation products. It is an indicator of our broker volume density in the market, the source for growing available network transactions, and a key value driver for factors on the network.

[3]

Earnings (losses) before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure used as a supplemental measure to evaluate performance of our Payments segment. Reconciliations of non-GAAP financial measures are provided in Annex A of this proxy statement.

2025 Proxy Statement 23

Also in 2024, the Company developed and successfully launched its LoadPay product, a digital bank account with features and payment options tailored to the specific needs of carriers in the transportation industry. With the LoadPay product, a carrier that receives payments through TriumphPay or that sells an invoice for purchase through our factoring products can receive funding in seconds after such payment is approved. The Company believes LoadPay, which was launched with a limited rollout in the third and fourth quarters of 2024, will provide new opportunities to generate float and fee revenues as the Company expands the scope of its payments business to the handling of payments and transaction processing on behalf of carriers. The LoadPay product was a key element of the strategic relationship launched with C.H. Robinson, which was the first broker to market such product to its carriers.

Factoring

The factoring segment continued to be impacted throughout 2024 by the ongoing freight downturn. Overall, transaction volumes and revenues continued to remain well lower than historical averages, a trend the Company expects will continue until there is a rebound in the freight market and an increase in invoice prices. Notwithstanding such pressures, the factoring business made significant improvements in key areas of operational focus, including:

•

continued improvements in invoice aging (i.e. reducing the percentage of factored invoices more than 15 days past due for payment), a key indicator tracked by the Company reflecting operational efficiency, increasing such level to 96.2% of such invoices compared to 95% in 2023;

•

the development and rollout of our instant purchase decision model, which uses machine learning and artificial intelligence based on a rule set established by the proprietary risk model that we have developed over our history to screen invoices for compliance with appropriate criteria and risk scoring and approve them for purchase in seconds without human intervention; and

•

the launch of the fuel program, which provides competitive fuel discounts at participating truck stops to our carriers, which saved our carriers almost $3.5 million in fuel costs in 2024 (a number which the Company expects to increase in 2025 and beyond), increasing client retention and the overall competitiveness of our factoring product

Most notably, the Company successfully developed and rolled out its FaaS product in 2024. As part of our FaaS product, we offer certain back-office factoring services to our clients, enabling our FaaS customers to either supplement their own factoring operations or to offer factoring services to their customers wholly supported by our platform. Our FaaS product was a key element of the strategic relationship launched with C.H. Robinson, which was the first broker to market such product to its carriers.

Banking

Pre-tax net income in the banking segment for the year ended December 31, 2024 was $114.5 million, compared to $136.2 million for the year ended December 31, 2023. The banking segment was impacted in 2024 by lower lending fees, lower variable rates and a shift toward lower yielding assets as interest rate cuts in 2024 impacted earnings in the segment even as overall interest rates remained elevated, impacting the Company’s borrowers as outlined below. The Company also experienced continued increased credit pressures in 2024 resulting from the continued transportation downturn impacting its equipment finance portfolio and the elevated rate environment impacting borrowers in its liquid credit and commercial real estate portfolio. In the face of such pressures, the Company was able to control expenses and maintain its deposit base and a low overall cost of funds. Expenses declined 1% in the banking segment as the Company managed segment costs to allow investment in other opportunities while still holding overall enterprise expense growth to 6.6%. The Company’s total cost of funds for the year ended December 31, 2024 was 1.51%. The infrastructure and expertise of the banking segment also provided essential partnership and support in the development, rollout and management of the Company’s LoadPay product as discussed above.

24 2025 Proxy Statement

The Company’s performance with respect to these key strategic initiatives helped drive overall returns for its shareholders despite the near term earnings pressure caused by the macroeconomic environment. Set forth below is a calculation and line graph presentation comparing the value of an investment in our common stock, on a dividend reinvested basis, over a 5 year period against the total and annualized returns of the NASDAQ Bank Index, the KBW Bank Index, the SPDR S&P Regional Banking EFT and the NASDAQ Global Select Indices for the period from December 31, 2019 to December 31, 2024. Our total and annualized return for all of such period (ending December 31, 2024) outperformed each of the indices. We believe such results reflect strong and consistent value creation for our shareholders over an extended period of time as we continue to execute on our vision compared to the impacts of shorter, year-to-year fluctuations influenced by more transient market sentiment.

	TFIN	CBNK	BKX	KRE	NQGS

Total Return (12/31/2019-12/31/2024)	139.0%	28.8%	32.6%	20.2%	132.3%

Annualized Return (12/31/19-12/31/2024)	19.0%	5.2%	5.8%	3.7%	18.4%

Named Executive Officers

Our NEOs as of December 31, 2024 are as set forth below.

Name	Age	Position

Aaron P. Graft	47	Vice Chairman, Chief Executive Officer and President of the Company Vice Chairman and Chief Executive Officer of TBK Bank, SSB

W. Bradley Voss	49	Executive Vice President and Chief Financial Officer of the Company and TBK Bank, SSB

Edward J. Schreyer	58	Executive Vice President, Chief Operating Officer of the Company and TBK Bank, SSB

Melissa Forman-Barenblit	47	Executive Vice President, TBK Bank, SSB and President of TriumphPay Division

Todd Ritterbusch	56	President, TBK Bank, SSB

2025 Proxy Statement 25

Compensation Design Principles and Governance Best Practices

Our compensation programs incorporate best practices, including the following:

WHAT WE DO	WHAT WE DON’T DO

»  Align pay and performance

»  Design incentive programs to mitigate undue risks

»  Include caps on all incentives

»  Maintain a clawback policy for incentive compensation

»  Require ownership through Stock Ownership Guidelines

»  Include “Double Trigger” change in control provisions in NEO employment agreements and equity award agreements

»  Retain an independent compensation consultant

»  Annually conduct a competitive benchmarking analysis of executive compensation

»  No tax gross-ups related to change in control

»  No hedging of Company securities by Executive Officers or Directors

»  No excessive perquisites

»  No stock option repricing without shareholder approval

»  No granting of equity awards in anticipation of the release of material nonpublic information (MNPI) or timing the release of MNPI based upon grant dates of equity

Say on Pay/Say on Frequency

The Company has determined to hold shareholder advisory votes on our executive compensation (i.e. the “say on pay” vote) on an annual basis, as we believe holding this vote annually provides an effective way to obtain current information on shareholder sentiment about the Company’s executive compensation program. Additionally, while the say on pay vote is a formal means for soliciting shareholder feedback, the Company welcomes the opportunity to engage with shareholders at any time. The Company notes it has received historically high approval rates on its say on pay votes, receiving approximately 95% of all votes cast (excluding broker non-votes) in favor of its say on pay proposal at its 2024 annual meeting.

Executive Compensation Objectives and Policies

Below we summarize our compensation philosophy and guiding principles as well as our decision process and the outcomes of that process. Our executive compensation programs are designed to enable the Company to attract, motivate and retain talent needed for the Company’s success, reward executives for performance, align executive interests with those of our shareholders, provide competitive compensation and ensure a balanced approach that promotes sound risk management practices.

26 2025 Proxy Statement

We plan to achieve these objectives through the following guiding principles.

Compensation Principles	How we achieve these principles

Market Competitive

»  Competitive base pay ranges are designed to target market competitive ranges with flexibility to recognize individual performance, experience and contribution.

»  Total compensation is targeted to market competitive ranges for achieving median performance. Actual total compensation varies as appropriate to reflect individual and Company performance.

»  Market is defined using a combination of published industry survey sources (representing similar size and scope) and proxy peer groups of both (i) publicly-traded banks similar in size and asset types and (ii) fintech peers in industries that align with the Company’s growing presence as network platform in the transportation industry, which are reviewed annually.

Performance-Based

»  Annual cash incentive opportunities under our Annual Incentive Program (“AIP”) tied to performance under financial metrics that align with key strategic objectives including overall financial returns (Invoice Price Adjusted Earnings Per Share), progress on key strategic and segment-level initiatives, including (i) Banking Segment Pre-Tax Net Income, (ii) Payments Segment Q4 EBITDA Margin %, and (iii) Factoring Segment invoice aging goals, as well as execution for each executive on individual performance objectives.

»  Equity compensation awards to our NEO’s under our long-term incentive program (“LTIP”) consisting of 50% performance-based restricted stock units based on the Company’s absolute and relative total shareholder return against two peer groups (one banking and fintech), 25% time vested restricted stock units and 25% time vested stock options.

Culture of Ownership	» Stock ownership guidelines encourage significant ownership by directors and executive officers.

Long-Term Focus	» Long-term equity compensation and vesting requirements align rewards with time horizon of potential risk.

2025 Proxy Statement 27

The table below summarizes the purpose/objective of each compensation component used in our 2024 program.

Compensation Component	Purpose/Objective

Base Salary	» Provides a competitive level of fixed income based on role; targets market median.

Annual Incentive Program

»  Motivates and rewards executives for performance of key objectives in support of our overall strategic plan;

»  Includes both enterprise level financial goals and goals tied to performance in each of the Company’s business segments; and

»  Rewards vary based on performance (higher performance will result in above market median pay; lower performance will result in below market median pay).

Equity Awards/ Long-Term Incentive Program

»  Aligns executive interests with shareholders through equity based compensation;

»  Rewards long-term shareholder value creation on an absolute and relative basis; and

»  Multiple year vesting encourages retention.

Other Benefits	» Provides a base level of competitive benefits consistent with similarly situated executive talent.

Employment Agreements

»  Provides employment security to key executives; and

»  Focuses executives on transactions in best interest of shareholders, regardless of impact such transactions may have on the executive’s employment.

Role of Compensation Committee Management and the Compensation Consultant

Role of the Compensation Committee

The Compensation Committee is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s annual incentive and equity-based plans. This includes oversight of the total compensation programs of the Company’s CEO and other executive officers, including our NEOs. The Compensation Committee reviews all compensation components and performance for the Company’s Chief Executive Officer and other executive officers, including base salary, annual short-term incentives, long-term incentives (equity), benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee examines the total compensation mix, pay-for-performance relationship and alignment with our compensation philosophy. The Committee also reviews the employment agreements for our NEOs. As the Committee makes decisions regarding the Chief Executive Officer and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the Chief Executive Officer makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.

Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain and dismiss its own outside compensation consultants and any other advisors it deems necessary. In 2024, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its outside compensation consultant. The role of a compensation consultant is to assist the Compensation Committee in analyzing executive compensation packages and to provide the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The consultant also provides advice regarding the competitiveness of specific pay decisions and actions for our NEOs, as well as the appropriateness of the design of the Company’s executive compensation programs. Meridian also advised

28 2025 Proxy Statement

the Compensation Committee on the implementation of the Company’s annual incentive program and long-term incentive program for 2024. Meridian attended meetings of the Compensation Committee, including executive sessions, upon invitation. Meridian did not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian pursuant to the rules of the SEC and concluded that Meridian’s work for the Compensation Committee did not raise any conflicts of interest.

Role of Management

The Compensation Committee made all 2024 compensation decisions for our NEOs. As part of its decision making process, the Committee seeks information as appropriate from management (e.g. the Company’s CEO, CFO, legal and human resources departments). The Chief Executive Officer annually reviews the performance of each of the Company’s and its subsidiaries’ executive officers (other than himself). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and bonuses, were presented to the Compensation Committee. The Compensation Committee exercised its discretion in modifying any recommended adjustment or award. The Chief Executive Officer’s performance is reviewed by the Compensation Committee and the Compensation Committee makes compensation decisions with respect to the Chief Executive Officer taking into account such review.

Peer Group and Competitive Benchmarking

The Committee made its determinations as to the compensation for its NEOs in 2024, including base salary level and annual and long-term incentive targets as a percentage of base salary, by analyzing the Company’s practices in comparison to approved banking and fintech peer groups. The Committee believes that the use of the two peer groups best represents both the Company’s banking operations as well as its growing transportation network platform. The Committee did not set a specific weighting for the use of either group but reviewed both data sets against the responsibility of the applicable executive.

Banking Peer Group

In identifying and constructing a competitive banking peer group, the Committee, based on recommendations from Meridian, took into consideration asset size as the primary selection criteria, in additional to annual revenue and market capitalization. In order to reflect our unique business model, the peer group was further filtered to include companies with the highest percentage of Commercial and Industrial (“C&I”) loans to arrive at a reasonable size (i.e. 19 banks). This compensation peer group consisted of banks with assets between $3.7 billion and $13.0 billion, revenues between $124 million and $557 million, and market capitalization of $243 and $3.8 billion as of the date of adoption of the peer group by the Company in 2023, compared to asset size of $5.3 million, revenues of $467 million, and market capitalization of $1.3 billion for the Company at such time. Overall the Company ranked in the first quartile of its peer group for asset size and the top quartile of its peer group for market capitalization.

Banking Peer Group

1st Source Corporation	Veritex Holdings, Inc.

Enterprise Financial Services Corp	Preferred Bank

Third Coast Bancshares, Inc.	National Bank Holdings Corporation

First Financial Corporation	Stock Yards Bancorp, Inc.

Lakeland Financial Corporation	CrossFirst Bankshares, Inc.

Old Second Bancorp, Inc	Mercantile Bank Corporation

Heritage Commerce Corp	Peoples Bancorp Inc.

QCR Holdings, Inc.	First Financial Bankshares, Inc.

BancFirst Corporation	Byline Bancorp, Inc.

Origin Bancorp, Inc.

2025 Proxy Statement 29

FinTech Peer Group

The Compensation Committee, in its analysis, also considered a peer group of fintech companies. This fintech peer group is intended to provide further context regarding the Company’s compensation decisions and to be evaluated together with the banking peer group. In making such determination, the Compensation Committee noted the Company’s growth strategy, current valuation and overall focus on its transportation network platform aligned in many respects with its fintech peers. The fintech peer group consisted of fintech companies with revenues between $38 million and $664 million, and market capitalization between $34 million and $3.4 billion, as of the date of adoption of the peer group by the Company in 2023. Overall the Company ranked in the second quartile of its peer group for revenues (based on its transportation related fintech revenues) and the third quartile of its peer group for market capitalization.

FinTech Peer Group

Repay Holdings Corporation	International Money Express, Inc.

Q2 Holdings, Inc.	Cass Information Systems, Inc.

Flywire Corporation	PaySign, Inc.

EVERTEC, Inc.	Mogo Inc.

Usio, Inc.	Cantaloupe, Inc.

i3 Verticals, Inc.	Priority Technology Holdings, Inc.

Paymentus Holdings, Inc.	AvidXchange Holdings, Inc.

BM Technologies, Inc.

In general, the Committee’s review of the practices of its peer groups on a consolidated basis suggested that a greater focus on equity-based compensation (both in amount and as a percentage of overall compensation) may be appropriate for the Company compared to its banking peers in order to remain competitive with market practice for the Company’s fintech peers and strengthen alignment with shareholders.

2024 Executive Compensation Program and Pay Decisions

The Company’s executive compensation program for 2024 consisted of the following components: base salary, short-term cash incentives paid under our AIP, long-term equity awards under our LTIP, limited perquisites and employee benefit plans.

Base Salary

The Compensation Committee annually reviews each NEO’s base salary. In determining whether to adjust an NEO’s base salary, the Compensation Committee considers the following factors: competitive peer group and industry survey benchmark data, individual performance and the Company’s prospects for future growth and performance. The table below shows our NEOs base salaries for fiscal years 2023 and 2024 and the year over year percentage change in salaries.

Executive	2023 Base Salary	2024 Base Salary	Increase

Aaron P. Graft	$725,000	$725,000	—%

W. Bradley Voss	$400,000	$400,000	—%

Edward J. Schreyer	$500,000	$500,000	—%

Melissa Forman-Barenblit	$400,000	$425,000	6.25%

Todd Ritterbusch	$400,000	$400,000	—%

30 2025 Proxy Statement

NEO base salaries were kept flat in 2024 as compared to 2023, with the exception of Ms. Forman-Barenblit, whose base salary was adjusted primarily to remain competitive with market median pay levels and to reflect individual performance.

At the January 2025 meeting of the Compensation Committee, the Compensation Committee reviewed updated market data to inform decision for 2025 base salaries effective for our NEOs March 1, 2025:

Executive	2025 Base Salary

Aaron P. Graft	$725,000

W. Bradley Voss	$400,000

Edward J. Schreyer	$500,000

Melissa Forman-Barenblit	$425,000

Todd Ritterbusch	$400,000

The Compensation Committee felt current base salaries for its NEOs were appropriately aligned with market pay levels and that any increases in overall compensation should be focused on increased incentive and equity compensation to provide additional alignment with shareholders. As such, no NEO base salaries were changed for 2025 as compared to 2024.

Annual Incentive Program

Under the AIP, the Company pays cash incentive payments to our NEOs based on achieved performance against predetermined annual performance goals. Our AIP is designed to motivate and reward our NEO’s for achieving these performance goals, which are linked to our annual business plan.

NEOs 2024 Target Bonus. Target bonuses are established by the Compensation Committee considering competitive market data, individual performance and internal equity with other executives. For the 2024 AIP, the Compensation Committee approved the following target bonuses (expressed as a percentage of base salary) for our NEOs: 60% for Mr. Graft and Mr. Schreyer and 50% for each of Mr. Voss, Ms. Forman-Barenblit and Mr. Ritterbusch. Each NEO was eligible to receive an actual bonus payout of between 0% and 150% of his or her respective target bonus, with the applicable percentage based on achievement of pre-established performance goals. In addition, at its discretion, the Compensation Committee may increase or decrease such calculated annual incentive payout by up to 30% for any NEO based on Company performance as well as individual or other relevant factors.

2024 Performance Measures, Weighting and Goals. For 2024, the Compensation Committee approved AIP goals related to the following five measures:

•	Invoice Price Adjusted Earnings Per Share;

•	Banking Segment Pre-Tax Net Income;

•	Payments Segment Q4 2024 EBITDA Margin Percentage;

•	Factoring Segment Invoice Aging; and

•	Individual and Business Unit Objectives.

Each goal was assigned a 20% weighting. These measures were kept largely consistent with the measures adopted in 2023 as the Committee felt such items appropriately included performance measure in each of the Company’s operating segments as well as an enterprise level measure. The selected performance measures were directly linked to our 2024 business plan and were deemed to be most reflective of our annual performance against strategic objectives, as more fully described below.

2025 Proxy Statement 31

Earnings Per Share (“EPS”) was used as the Company’s overall enterprise objective, as the Compensation Committee believes this measure to be a key indicator of overall performance. In making the determination to use an Invoice Price Adjusted EPS calculation (as described in greater detail in the footnotes to the table below) the Compensation Committee sought to reduce the impact on EPS resulting from changes in actual average transportation invoice price (up or down) compared to the assumed price used in determining the performance target for this metric when calculating performance against the goal. Transportation invoice prices are highly correlated to the profitability of both our Factoring and Payments segments, and are generally driven by macroeconomic forces outside the control of management. The Compensation Committee determined to partially (as opposed to fully) adjust for the impact of transportation invoice prices in calculating Invoice Price Adjusted EPS in order to incentivize management to appropriately adjust its strategies over the course of the year to take into account a changing economic environment.

Banking Segment Pre-Tax Net Income was viewed by the Compensation Committee as the objective most reflective of the Banking Segment’s contribution to the overall strategic objectives of the Company, as such indicator would be positively impacted by success in key areas such as: (i) controlling core deposit attrition and maintaining a low overall cost of funds, (ii) managing the Company’s loan portfolio to generate revenue to support the enterprise and its investment in key strategic initiatives such as the growth of its transportation network out of retained earnings, (iii) limiting non-interest expense growth and (iv) maintaining loan losses and specific reserves at acceptable levels. In setting such objective, the Committee also included a potential downward adjustment to the calculation of Banking Segment Pre-Tax Net Income (as described in greater detail in the footnotes to the table below), to account for the importance of maintaining credit quality in allowing the Company to achieve its strategic objectives and sought to place additional emphasis on this item.

In determining to use Payments Segment Q4 EBITDA Margin Percentage as the AIP objective for the Payments Segment, the Compensation Committee viewed such measure as the most important metric by which to gauge success of the segment, noting that establishing a path to EBITDA profitability was a long-term objective of the Company that had been communicated to and was being tracked by the Company’s investors. The Compensation Committee determined that using fourth quarter EBITDA margin percentage was the most appropriate measure of success against this objective as such measure would demonstrate the point in time improvement in such measure against the prior year’s objective, which was fourth quarter EBITDA margin for 2023. In setting such objective, the Committee also included qualifiers that payment of such goal was also conditioned upon (i) success full launch of the Company’s LoadPay product and (ii) the delivery of a data solution product that has the capacity to be sold to customers. Such qualifying requirements were included due to the importance of such products to the Company’s strategic plan and growth prospects.

For the Factoring Segment, invoice aging improvement was deemed to be a key area of operational focus, as the collection and posting of invoices in a timely manner impacts the Company’s cash flow, overall customer satisfaction, and requires all operational areas across the segment to be functioning in an integrated and efficient manner. The 45 day target for collection and posting of an invoice was selected as this would indicate completion of such items within 15 days of the due date for a 30 day payment term invoice.

Individual and business unit objectives assess each executive and the executive team against goals related to department and/or Company growth and strategic vision and take into account feedback from the CEO (as to NEOs other than the CEO) and the Compensation Committee (as to the CEO and the other NEOs) as part of the annual review process for the executive team.

Performance goals for each measure were set at threshold, target and stretch levels, which correspond to a range of potential payouts (50% of target bonus for threshold performance, 100% of target bonus for target performance and 150% of target bonus for stretch performance for each metric). Awards are interpolated in between these levels.

32 2025 Proxy Statement

The table below shows that for 2024 the Company performed below threshold for the Invoice Price Adjusted EPS objective, above threshold but below target for the Banking Segment Pre-Tax Net Income objective, and above target but below stretch for the Payments Segment Q4 EBITDA Margin Percentage and Factoring Segment Invoice Aging objectives. In addition, each NEO was determined to have achieved his or her individual and business unit objectives goal at 100% of target.

Performance Measure	Weighting	Threshold	Target	Stretch	Actual	Earned %

Invoice Price Adjusted Earnings Per Share (1)	20%	$0.94	$1.38	$1.82	$0.61	—%

Banking Segment Pre-Tax Net Income (2)	20%	$105.0	$130.0	$155.0	$114.5	69%

Payments Segment Q4 2024 EBITDA Margin % (3)	20%	—%	5%	10%	9%	136%

Triumph Factoring Segment Invoice Aging	20%	96%	96%	97%	96.2%	120%

Individual and Business Unit Objectives	20%	50%	100%	150%	100%	100%

Weighted Percentage of Target Bonus Earned						85%

(1)

Earnings Per Share (“EPS”) targets above were calculated assuming an average transportation invoice price for the year of $1,802. Invoice Price Adjusted EPS is calculated by increasing or decreasing GAAP EPS by 75% of the amount actual average transportation invoices for the year impacted GAAP EPS compared to such baseline. For 2024, the actual average transportation invoice price was $1,750 as compared to $1,802. Such difference was calculated to impact GAAP EPS by $0.08 per share, with 75% of such amount, or $0.06 per share, added back to GAAP EPS to calculate the Invoice Price Adjusted EPS of $0.61.

(2)

In millions. Achievement of Banking Segment Pre-Tax Net Income objective is subject to a possible credit quality adjustment to place additional emphasis on maintaining excellent credit quality. If banking segment net charge-offs plus the net increase in banking segment specific reserves remain below 75bps of banking segment average loan balances, banking segment pre-tax net income will not be adjusted to determine the Banking Segment objective payout. Otherwise, no payout would occur for banking segment pre-tax net income. For 2024, the banking segment experienced 0.36% in charge offs plus specific reserves as a percentage of banking segment average loans. As such, payment for the Banking Segment Pre-Tax Net Income objective was not adjusted.

(3)

Payment Segment Q4 2024 EBITDA Margin % objective subject to an additional qualifier that payout for such objective is also contingent up the Company: (1) having successfully launched its LoadPay product and (2) having delivered a data solution product that has the capability to sold into the market. Both objectives were achieved in 2024. As such, payment for the Payments Segment Q4 2024 EBITDA Margin % objective was payed as calculated.

The Company’s performance below threshold for the Invoice Price Adjusted EPS objective was driven primarily by the impact of macroeconomic environment, as the ongoing freight downturn continued throughout 2024, impacting not only average transportation invoice prices, but also utilization levels and volumes in the Factoring Segment as clients continued to leave the market. The environment also impacted revenues and volume levels in the Payments Segment. This was offset by continued growth in new clients and revenue in the Payments Segment, but such growth was lower than would have been experienced in a better freight environment. In addition, the impact of the freight downturn and elevated interest rate environment continued to place stress on borrowers, resulting in elevated credit costs compared to 2023. Management was able to moderate non-interest expense growth, particularly in the third and fourth quarters of 2024, while still continuing to make progress on its strategic initiatives (in particular continued growth of the transportation network). The overall effects of the foregoing resulted in GAAP EPS of $0.54 per share ($0.61 per share after the invoice price adjustment), which was below the threshold measure for the objective.

The Company’s performance above threshold but below target for the Banking Segment Pre-Tax Net Income objective was driven by the impact of lower lending fees, lower variable rates and a shift toward lower yielding assets as interest rate declined in 2024, which reduced earnings in the segment, even as overall rates remained elevated, impacting the Company’s borrowers. These elevated rates, coupled with the impact of the continuing freight downturn on the Company’s transportation borrowers, increased credit

2025 Proxy Statement 33

expense in 2024 compared to 2023. Overall, however, credit costs remained within the credit adjustment thresholds approved by the Compensation Committee as part of the segment objective. The items were mitigated in part by success in controlling segment level expenses (as discussed above, expenses declined 1% on a year over year basis for the year ended December 31, 2024 compared to the year ended December 31, 2023) and maintaining deposit strength and a low overall cost of funds, which was 1.51% for the year ended December 31, 2024, a percentage in the top decile of all publicly traded banks. Overall, the Company performed at 69% of target for the Banking Segment Pre-Tax Net Income objective.

Despite the headwinds caused by the falling freight market, the Company was able to make continued progress in driving volumes, revenues and EBITDA margin in its Payments segment as discussed above. These results were achieved by adding new clients onto the network as payments customers and finding new sources of revenue from existing client relationship as it continued to grow the network platform for the Company. The Company achieved an EBITDA margin for the fourth quarter of 2024 of 8.6%, compared to just over break even in 2023. Such achievement saw the Company perform at 136% of target for this Payments segment objective. The Company also successfully launched its LoadPay product in 2024, a key strategic initiative for the Company as discussed above, and successfully delivered a prototype data solution project during the year, achieving the qualifiers for the AIP payout associated with this initiative.

The Company also exceeded target for its Factoring Segment Invoice Aging objective, as it continued to improve internal processes related to the collection and posting of invoices. The percentage of transportation invoices collected and posted within 45 days was 96.2% for the year ended December 31, 2024, representing performance at 120% of target. As previously noted, the Company believes these improvements position its factoring segment well to take advantage of a rebound in the freight market and increases in average invoice prices.

In determining performance for each executive at 100% of the target payout for performance against individual and business unit objectives, the Compensation Committee considered, among other items (i) its review of the performance of each NEO for the year, (ii) the Company’s overall success in delivering successful financial results and furthering key strategic initiatives over the year despite economic challenges as discussed above, and (iii) each NEO’s progress in furtherance of individual development goals.

The following table shows, for each of our NEOs, the target incentive payment under our AIP and the total calculated payout under the AIP for the Company’s 2024 fiscal year. Payouts were based exclusively on the level of achievement of pre-established Company performance goals and personal performance targets, as described above, and the Compensation Committee did not exercise its discretionary authority to adjust such amounts as provided for in the Company’s AIP. The Company’s overall performance at 85% for its AIP target represented, the view of the Compensation Committee, an appropriate balance in rewarding the performance of the executive team in achievement of key strategic objectives while acknowledging the continued pressures in near term financial results experienced during the year as discussed above.

Executive	2024 Incentive Target	2024 Incentive Actual	% of Target Incentive

Aaron P. Graft	$435,000	$369,750	85%

W. Bradley Voss	$200,000	$170,000	85%

Edward J. Schreyer	$300,000	$255,000	85%

Melissa Forman-Barenblit	$212,500	$180,625	85%

Todd Ritterbusch	$200,000	$170,000	85%

Long-Term Incentive Program

Each year, the Company grants equity awards to our NEOs under our LTIP. The purpose of these grants is to align our NEOs with shareholder interests, reward our NEOs for long-term shareholder value

34 2025 Proxy Statement

creation and encourage retention of our NEOs. In addition, these equity grants align with our pay for performance philosophy as 50% of the equity awards issued under our LTIP are performance based restricted stock units. The value of all equity grants are directly linked to our share performance (and, in the case of stock option grants, have no value unless the share price appreciates after the grant date).

Target equity awards for each individual are established by the Compensation Committee considering competitive market data, individual performance and internal equity with other executives. For 2024, the Compensation Committee approved the following annual targets (expressed as a percentage of base salary) of equity awards under our LTIP granted to our NEOs: 250% for Mr. Graft, 175% for Mr. Schreyer, 100% for Mr. Voss and Ms. Forman-Barenblit, and 87.5% for Mr. Ritterbusch.

In addition, at its discretion, the Compensation Committee may increase or decrease by up to 30% an NEO’s target LTIP award based Company performance, individual performance or other relevant factors. For 2024, each NEO’s LTIP award was approved at target. Each NEO’s LTIP award was issued 50% as performance based restricted stock units based on the Company’s relative and absolute total shareholder return (“TSR”) as more fully described below, 25% time-vested restricted stock units, and 25% nonqualified stock options.

The targeted grant value of each award type for each of our NEOs under our LTIP is as follows:

	Performance Shares	Restricted Stock Units	Options	Total LTIP

Named Executive Officer	Target Grant Value	Target Grant Value	Target Grant Value	Target Grant Value

Aaron P. Graft	$906,250	$453,125	$453,125	$1,812,500

W. Bradley Voss	$200,000	$100,000	$100,000	$400,000

Edward J. Schreyer	$437,500	$218,750	$218,750	$875,000

Melissa Forman-Barenblit	$212,500	$106,250	$106,250	$425,000

Todd Ritterbusch	$175,000	$87,500	$87,500	$350,000

The performance based restricted stock unit awards provide for delivery of Common Stock to participants based on the Company’s relative TSR compared to two reference groups and the Company’s absolute TSR performance. In 2024, half of such restricted stock unit awards were issued based on TSR compared to a reference group of publicly traded banks with assets between $2.5 and $30 billion and half of such restricted stock unit awards were issued based on TSR compared to the Russell 3000 Data Processing and Outsourced Services index. Each of the awards first evaluates relative TSR over a three year performance period. Between 50% and 175% of the target number of shares subject to the award shall vest based on relative TSR as follows (with linear interpolation between the 25th and 75th percentiles and between the 75th and 90th percentiles, as applicable):

Relative TSR Percentile	Applicable Relative TSR Vesting Percentage

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile	150%

90th percentile or above	175%

Following determination of the applicable relative TSR vesting percentage, the vested shares shall be subject to a modifier based on absolute TSR over the same three year performance period. For absolute TSR at or below 30%, no modifier shall be applied and 100% of the vested shares based on the applicable

2025 Proxy Statement 35

relative TSR vesting percentage shall be earned and delivered. If the Company’s common stock achieves absolute TSR of 100% or more, 200% of the vested shares based on the applicable relative TSR vesting percentage shall be earned and delivered (with linear interpolation between absolute TSR of 30% and 100%).

The Compensation Committee made the determination to include the absolute TSR modifier in its performance based restricted stock unit awards as part of a plan to attract and retain key strategic talent across the organization (including, but not limited to, its executive officers and NEOs). In connection therewith, the Committee considered the structure of its performance based awards to be a desirable and appropriate way to bridge the differences between the compensation practices of its fintech peers (which typically offer larger total equity compensation opportunities) and its banking peers, noting that, given its strategic focus and business model, the Company has found itself in greater competition with its fintech peers (as compared to its banking peers) both in hiring for key executive positions and in retaining current executives.

In the event that the Company has negative absolute TSR during the performance period, the total number of shares that shall be earned and delivered pursuant to the award is capped at 100% of the target number of shares regardless of the Company’s relative TSR percentile. In addition, if the value of the total number of shares that would be earned and delivered pursuant to the award exceeds 8 times the grant date value of the target number of shares for the award, the number of shares to be actually earned and delivered pursuant to the award will be capped at a number of shares that has a value as of the vesting date equal to 8 times the grant date value of the target number of shares.

In the event of termination of employment under certain circumstances, a prorated portion of the award for the period of service of the participant during the performance period would be earned and shares issued following the completion of the performance period and determination of the Company’s relative and absolute TSR.

The time vested restricted stock units and stock option grants each vest one-fourth on each of the first four anniversaries of the grant date, generally subject to the NEO’s continued employment through each such anniversary. Stock options are granted with an exercise price equal to the closing stock price of our Common Stock on the NASDAQ Global Select Market as of the date of grant.

Further detail regarding the treatment of such outstanding equity awards upon termination of employment of our NEO’s in various circumstances is described in this Proxy Statement in the table included in “Executive Compensation – Potential Payments as a Result of Termination or Change in Control (CIC).”

Benefits and Other Compensation

The Company provides limited perquisites to our NEOs that we believe are reasonable, competitive and consistent with the Company’s overall compensation philosophy and market practice. In 2024, these perquisites consisted of country club dues for Mr. Graft. In addition, our NEOs are eligible for reimbursement for participation in a medical wellness program available to the Company’s directors and executive officers and certain other medical reimbursements.

Our NEOs participate in our group health and welfare programs and 401(k) plan on the same basis as our other employees. Under the 401(k) plan, our NEOs are eligible to receive an employer match contribution on the same terms as all other employees of the Company.

36 2025 Proxy Statement

Additional Information about our Compensation Practices

Employment Agreements

We have entered into substantially identical employment agreements with each of our NEOs. The employment agreements are for one (1) year terms which terminate on December 31 of each year, subject to automatic renewal for successive one (1) year terms unless either party delivers 60 days’ prior written notice of non-renewal (and, in the event that a change in control occurs during the then-current term, such term shall be extended to end no earlier than the second anniversary of the change in control). Each employment agreement provides for an annual base salary, which may be increased or decreased during the term, and specifies that the executive is eligible to participate in the annual and long-term incentive programs maintained by the Company to the same extent as other executives of the Company.

Either the Company or the executive may terminate the executive’s employment prior to the expiration of the then-current term in accordance with the terms and conditions of the employment agreement, and if such termination of employment is by the Company without “cause” (as defined in the agreement) or by the executive for “good reason” (as defined in the agreement) (a “qualifying termination”), then the executive shall be entitled to receive, subject to execution and non-revocation of a release of claims in favor of the Company, cash severance in the amount of 1.5 times base salary for Mr. Graft and 1.0 times base salary for each of Mr. Voss, Mr. Schreyer, Ms. Forman-Barenblit and Mr. Ritterbusch, as well as, in each case, healthcare coverage continuation for a period of 18 months for Mr. Graft and 12 months for Mr. Voss, Mr. Schreyer, Ms. Forman-Barenblit and Mr. Ritterbusch. However, if the qualifying termination occurs within 24 months following a change in control, then the cash severance amount is increased to a multiple of base salary plus the trailing 3-year average bonus (3.0 times for Mr. Graft and 2.0 times for each of Mr. Voss, Mr. Schreyer, Ms. Forman-Barenblit and Mr. Ritterbusch) and the healthcare coverage continuation period is increased to 36 months for Mr. Graft and 24 months for Mr. Voss, Mr. Schreyer, Ms. Forman-Barenblit and Mr. Ritterbusch.

The employment agreements contain a better net after-tax cutback provision in respect of the excise tax imposed under Sections 280G and 4999 of the tax code, pursuant to which the executive’s change in control-related payments and benefits will be reduced to the extent necessary to prevent any portion of such payments and benefits from becoming subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit that the executive would receive if no reduction was made.

The employment agreements also contain certain restrictive covenants, including a perpetual confidentiality covenant, and non-compete, employee, client, and investor non-solicit, and business non-interference covenants that apply during employment and for the one (1) year period immediately following termination of employment for any reason.

Compensation Recovery

The Company has adopted a Compensation Recovery Policy, which would be triggered by a material restatement of the Company’s financial statements. The Compensation Recovery Policy, which is intended to comply with Section 10D of the Securities and Exchange Act of 1934 and Nasdaq Listing Rule 5608 (the “Compensation Recovery Rule”), covers performance-based incentive and equity compensation awards erroneously received during the applicable recovery period if the vesting, settlement or payment of such awards is contingent upon the achievement of a specified performance metric (“erroneously received compensation”). Such erroneously received compensation, calculated in accordance with the Compensation Recovery Rule and generally determined to be the amount of compensation that would not have been paid to the executive officer if the financial statements were correct at the time of the payment, will be subject to recoupment in accordance with the terms of the Compensation Recovery Rule.

2025 Proxy Statement 37

Hedging Policy and Pledging Restrictions

We do not permit our directors or executive officers to engage in transactions that hedge such director’s or executive officer’s economic risk of owning shares of our common stock. Thus, our directors and executive officers may not engage in hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. In addition, the Company does not permit shares pledged by directors and executive officers to be applied toward stock ownership guidelines, and limits pledging to pre-approved exceptions where the executive officer or director can clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities.

Insider Trading Policy

We have adopted an insider trading policy and procedures applicable to our officers, directors, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NASDAQ listing standards.

Our Insider Trading and Information Policy (“Insider Trading Policy”) prohibits our officers, directors, and employees and related persons and entities from trading in securities of the Company while in possession of material, nonpublic information. Our Insider Trading Policy also generally prohibits our officers, directors, and employees from disclosing material, nonpublic information regarding the Company,

Our Insider Trading Policy requires that our executive officers and directors and other designated employees only transact in Company securities during an open window period, subject to limited exceptions. In addition, our Insider Trading Policy requires that our executive officers and directors and certain other designated employees obtain approval in advance of transactions in Company securities.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for our non-employee directors and executive officers as part of our commitment to corporate governance and to strengthen the alignment of our non-employee directors and executive officers with the interests of our shareholders. Under the guidelines, our directors, our Chief Executive Officer and our other executive officers are expected to accumulate shares of our common stock with a value equal to or exceeding the applicable ownership level prior to the fifth anniversary of adoption of the guidelines, or the fifth anniversary of their election or appointment, whichever is later (the “Measurement Date”) and thereafter maintain ownership of shares consistent with such guidelines.

For purposes of the guidelines, “shares” include shares owned outright, directly or indirectly, shares owned jointly or separately by the individual’s spouse, shares held in trust for the benefit of the individual, the individual’s spouse and/or children, restricted stock or restricted stock units, shares acquirable upon the net exercise of vested stock options, or deferred shares or deferred stock units. Unvested stock options and unearned performance-based restricted stock units do not count toward meeting the applicable guidelines.

Our applicable target stock ownership guidelines are as follows:

Title	Multiple of Base Salary

Chief Executive Officer	3x base salary

Other Executive Officers	1.5x base salary

Non-Employee Directors	5x annual cash retainer

38 2025 Proxy Statement

Our Nominating and Corporate Governance Committee will periodically review each director’s or executive officer’s progress toward achieving the applicable guidelines. Each of our directors and executive officers is either within compliance with the guidelines or expected to achieve such compliance prior to his or her applicable Measurement Date.

Risk Assessment Review

The Company adheres to a conservative and balanced approach to risk. Management and the Board conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and practice. The Company’s maintains an Incentive Compensation Risk Review Committee that risk reviews current incentive plans, material changes to existing plans and new incentive plans. Key findings from such risk reviews are reviewed and discussed with the Compensation Committee and the Compensation Committee includes risk review in its consideration of all new plans (or material changes to existing plans) presented to it for approval. Based on such review and analysis, the Compensation Committee has concluded that the Company’s incentive compensation programs provide appropriate balance across many performance measures and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Equity Grant Processes

Our annual equity awards for employees and executive officers, including awards of stock options, are generally approved by our Compensation Committee and issued on May 1st of each year. As described herein under “Director Compensation for Fiscal 2024”, non-employee director equity awards are generally granted each February 1st and July 1st. These grant schedules have remained consistent on a year-over-year basis and were not established with an eye to announcements of material nonpublic information (“MNPI”) regarding the Company. In special circumstances, including the hiring or promotion of an individual or where the Compensation Committee determines it is in the best interest of the Company, the Compensation Committee may approve grants to be effective at other times. Eligible Company employees may also enroll to purchase shares of the Company’s common stock under the terms of the Company’s 2019 Employee Stock Purchase Plan with purchases generally made in February and August using payroll deductions accumulated over the prior six-month period. The Company does not time the release of MNPI for the purpose of affecting the value of executive compensation and may change its equity grant practices in the future. During 2024, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing of furnishing of any Company current report on Form 8-K that disclosed any MNPI.

Accounting and Tax Treatment of Compensation

The Compensation Committee considers the effects of tax and accounting treatments when it determines executive compensation. Under Section 162(m) of the Internal Revenue Code (the “Code”) compensation paid to a covered executive officer of a publicly traded company in excess of $1 million in one (1) year is not deductible for federal income tax purposes. In structuring the Company’s compensation programs and in determining executive compensation, the Compensation Committee takes into consideration the deductibility limit for compensation. However, the Compensation Committee reserves the right, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. The employment contracts for the NEOs contain change of control limitation provisions pursuant to the Code Section 280G. If a change of control payment exceeds the limit for deductible payments under Section 280G of the Code, the higher of (i) safe harbor amounts; or (ii) full payments after tax (i.e., “best of after-tax benefit”) will be paid to the NEO. For the full payments, the NEO is responsible for paying the excise tax. The Compensation Committee takes into consideration the accounting effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under our 2014 Omnibus Incentive Plan.

2025 Proxy Statement 39

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which incorporates by reference the disclosure contained in this Proxy Statement.

March 10, 2025

The Compensation Committee:

Charles A. Anderson, Chairman

Carlos M. Sepulveda, Jr.

Harrison B. Barnes

Richard L. Davis

40 2025 Proxy Statement

2024 Summary Compensation Table

The following summary compensation table provides information regarding the compensation of our NEOs for our fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
AARON P. GRAFT	2024	725,000	—	1,896,899	453,120	369,750	70,265	3,515,034
Director, Vice Chairman,	2023	720,831	—	1,614,661	398,740	456,750	69,653	3,260,635
CEO & President	2022	691,654	—	1,198,915	349,985	478,538	54,566	2,773,658
W. BRADLEY VOSS	2024	400,000	—	418,385	99,964	170,000	18,900	1,107,249
Executive Vice President,	2023	395,832	—	404,911	99,994	168,000	18,300	1,087,037
CFO	2022	370,825	263,225	240,735	70,312	170,905	17,778	1,133,780
EDWARD J. SCHREYER	2024	500,000	—	915,744	218,727	255,000	17,178	1,906,650
Executive Vice President,	2023	500,000	—	804,917	99,994	315,000	13,200	1,733,111
COO	2022	500,000	—	749,952	—	341,820	12,200	1,603,972
MELISSA FORMAN-BARENBLIT	2024	420,833	—	444,609	106,230	180,625	13,800	1,166,098
President,	2023	395,833	—	404,911	99,994	168,000	13,200	1,081,938
TriumphPay
TODD RITTERBUSCH	2024	400,000	—	366,237	87,469	170,000	16,650	1,040,356
President
TBK Bank	2022	369,115	—	240,735	70,312	170,905	12,200	863,267
(1)	Reflects actual base compensation paid during the applicable fiscal year.
(2)

Reflects the full grant date value of performance shares, restricted stock, restricted stock unit or stock option awards granted to each of our NEO’s computed in accordance with ASC 718. Generally, the full grant date fair value is the amount we will expense in our financial statements over an award’s vesting period as further described in Note 20 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024, filed with the SEC on February 11, 2025. The grant value of performance share awards are based on a Monte Carlo valuation of $107.70 per target share as of the May 1, 2024 grant date for our bank peer group TSR awards (50% of total award), and $121.73 per target share as of the May 1, 2024 grant date for our fintech peer group TSR awards (50% of total award). The grant value of restricted stock unit awards are based on a fair market value of $72.00 per share of our common stock as of the May 1, 2024 grant date, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date. The grant value of option awards are based on a Black-Scholes valuation of $37.30 per option share for grants made on May 1, 2024, with an exercise price of $72.00, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date. Assuming the highest level of performance under the performance share awards shown in the “Stock Awards” column above, the total value of such performance share awards using a fair market value of $72.00 per share of our common stock on the May 1, 2024 grant date would have been $3,171,600 for Mr. Graft, $699,552 for Mr. Voss, $1,531,152 for Mr. Schreyer, $743,328 for Ms. Forman-Barenblit, and $612,288 for Mr. Ritterbusch.

(3)	Includes the amounts set forth below under “2024 All Other Compensation Table” paid to or on behalf of the NEOs during the applicable fiscal year.

The following table shows all amounts included in the “All Other Compensation” column for each NEO in 2024:

2024 All Other Compensation Table

Name	TBK Bank, SSB Contribution to 401(k) Defined Contribution Plan ($)	Club Memberships ($)	Executive Health ($)	Total ($)

Aaron P. Graft	13,800	50,090	6,375	70,265

W. Bradley Voss	13,800	—	5,100	18,900

Edward J. Schreyer	13,800	—	3,378	17,178

Melissa Forman-Barenblit	13,800	—	—	13,800

Todd Ritterbusch	13,800	—	2,850	16,650

2025 Proxy Statement 41

2024 Grants of Plan-Based Awards Table

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/sh)(k)	Grant Date Fair Value of Stock and Option Awards (l) (2)
Name	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)

Aaron P. Graft

5/1/2024							6,293			$453,096

5/1/2024								12,148	$72.00	$453,120

5/1/2024				—	12,586	44,050				$1,443,803

	$152,250	$435,000	$848,250

W. Bradley Voss

5/1/2024							1,388			$99,936

5/1/2024								2,680	$72.00	$99,964

5/1/2024				—	2,776	9,716				$318,449

	$ 70,000	$200,000	$390,000

Edward J. Schreyer

5/1/2024							3,038			$218,736

5/1/2024								5,864	$72.00	$218,727

5/1/2024				—	6,076	21,266				$697,009

	$105,000	$300,000	$585,000

Melissa Forman-Barenblit

5/1/2024							1,475			$106,200

5/1/2024								2,848	$72.00	$106,230

5/1/2024				—	2,950	10,324				$338,410

	$ 74,375	$212,500	$414,375

Todd Ritterbusch

5/1/2024							1,215			$87,480

5/1/2024								2,345	$72.00	$87,469

5/1/2024				—	2,430	8,504				$278,758

	$ 70,000	$200,000	$390,000

(1)

The amounts reported in these columns represent the possible range of payments under the AIP incentive compensation program. For information about the amounts actually earned by each named executive officer under the AIP incentive compensation program, see “Executive Compensation Tables—2024 Summary Compensation Table.” Amounts are considered earned in fiscal year 2024 although they were not paid until 2025.

(2)

Reflects the full grant date value of performance shares, restricted stock, restricted stock unit or stock option awards granted to each of our NEO’s computed in accordance with ASC 718. Generally, the full grant date fair value is the amount we will expense in our financial statements over an award’s vesting period as further described in Note 20 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024, filed with the SEC on February 11, 2025. The grant value of performance share awards are based on a Monte Carlo valuation of $107.70 per target share as of the May 1, 2024 grant date for our bank peer group TSR awards (50% of total award), and $121.73 per target share as of the May 1, 2024 grant date for our fintech peer group TSR awards (50% of total award). The grant value of restricted stock unit awards are based on a fair market value of $72.00 per share of our common stock as of the May 1, 2024 grant date, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date. The grant value of option awards are based on a Black-Scholes valuation of $37.30 per option share for grants made on May 1, 2024, with an exercise price of $72.00, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date.

42 2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End for 2024

The following table sets forth all unexercised stock options, and unvested restricted stock and restricted stock units awarded to our NEOs by the Company that were outstanding as of December 31, 2024.

	Option Awards					Performance Unit Awards			Stock Awards
Name (a) (13)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (2)	Number of Shares or Units of Stock That Have Not Vested (#)(g) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (2)

Aaron P. Graft	11,883	—	—	$25.80	4/1/2027	—		—	—	—
	9,739	—	—	$38.75	5/1/2028	—		—	—	—
	7,103	—	—	$31.00	5/1/2029	—		—	—	—
	9,767	—	—	$26.25	5/1/2030	—		—	—	—
	6,201	2,068	—	$88.63	5/1/2031	—		—	—	—
	5,443	5,443	—	$69.44	5/1/2032	—		—	—	—
	3,955	11,868	—	$51.25	5/1/2033	—		—	—	—
	—	12,148	—	$72.00	5/1/2034	—		—	—	—
	—	—	—	—	—	17,640	(3)	$1,603,123	—	—
	—	—	—	—	—	54,460	(4)	$4,949,325	—	—
	—	—	—	—	—	44,050	(5)	$4,003,264	—	—
	—	—	—	—	—	—		—	825	$74,976
	—	—	—	—	—	—		—	2,520	$229,018
	—	—	—	—	—	—		—	5,835	$530,285
	—	—	—	—	—	—		—	6,293	$571,908

W. Bradley Voss	427	—	—	$15.87	4/1/2026	—		—	—	—
	435	—	—	$25.80	4/1/2027	—		—	—	—
	625	—	—	$38.75	5/1/2028	—		—	—	—
	1,093	1,094	—	$69.44	5/1/2032	—		—	—	—
	992	2,976	—	$51.25	5/1/2033	—		—	—	—
	—	2,680	—	$72.00	5/1/2034	—		—	—	—
	—	—	—	—	—	3,542	(3)	$321,897	—	—
	—	—	—	—	—	13,656	(4)	$1,241,057	—	—
	—	—	—	—	—	9,716	(5)	$882,990	—	—
	—	—	—	—	—	—		—	288	$26,173
	—	—	—	—	—	—		—	506	$49,985
	—	—	—	—	—	—		—	1,464	$133,048
	—	—	—	—	—				1,388	$126,141

Edward J. Schreyer	992	2,976	—	$51.25	5/1/2033	—		—	—	—
	—	5,864	—	$72.00	5/1/2034	—		—	—	—
	—	—	—	—	—	13,656	(4)	$1,241,057	—	—
	—	—	—	—	—	21,266	(5)	$1,932,654	—	—
	—	—	—	—	—	—		—	16,539	$1,503,064
	—	—	—	—	—	—		—	5,400	$490,752
	—	—	—	—	—	—		—	7,317	$664,969
	—	—	—	—	—	—		—	3,038	$276,093

2025 Proxy Statement 43

	Option Awards					Performance Unit Awards			Stock Awards
Name (a) (13)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (2)	Number of Shares or Units of Stock That Have Not Vested (#)(g) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (2)
Melissa Forman-Barenblit	1,093	1,094	—	$69.44	5/1/2032	—		—	—	—
	992	2,976	—	$51.25	5/1/2033	—		—	—	—
	—	2,848	—	$72.00	5/1/2034	—		—	—	—
	—	—	—	—	—	3,542	(3)	$321,897	—	—
	—	—	—	—	—	13,656	(4)	$1,241,057	—	—
	—	—	—	—	—	10,324	(5)	$938,245	—	—
	—	—	—	—	—	—		—	767	$69,705
	—	—	—	—	—	—		—	506	$45,985
	—	—	—	—	—	—		—	1,464	$133,048
	—	—	—	—	—	—		—	1,475	$134,048

Todd Ritterbusch	1,080	361	—	$88.63	5/1/2031	—		—	—	—
	—	1,094	—	$69.44	5/1/2032	—		—	—	—
	—	2,232	—	$51.25	5/1/2033	—		—	—	—
	—	2,345	—	$72.00	5/1/2034	—		—	—	—
	—	—	—	—	—	3,542	(3)	$321,897	—	—
	—	—	—	—	—	10,240	(4)	$930,611	—	—
	—	—	—	—	—	8,504	(5)	$772,844	—	—
	—	—	—	—	—	—		—	144	$13,087
	—	—	—	—	—	—		—	506	$45,985
	—	—	—	—	—	—		—	1,098	$99,786
	—	—	—	—	—	—		—	1,215	$110,419

(1)

Unless separately noted, stock options restricted stock and restricted stock unit awards vest at the rate of 25% per year from the date of award. Unvested or un-exercisable portions of awards reflect the unvested portion of awards issued between 2021 and 2024. Vesting of all such awards may be accelerated upon termination of employment for death or disability, or upon a qualifying termination of employment following a change of control (as defined in our 2014 Omnibus Incentive Plan).

(2)	The market values for the outstanding stock awards presented as of December 31, 2024, are based on the closing price of our Common Stock of $90.88 per share on December 31, 2024.
(3)

Performance based restricted stock unit awards shown in row represent total stock return performance shares granted in 2022 as part of the Company’s LTIP program. Shares represented and market value of such awards assume payout at maximum. A prorated portion of such award may vest upon death, disability qualifying termination (after the first anniversary of the grant date) or retirement (after the first anniversary of the grant date) during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative TSR. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time vested replacement award) based on relative TSR through the change in control. Vesting of any time vested replacement award may be accelerated in the event of a qualifying termination following such change in control (as defined in our 2014 Omnibus Incentive Plan).

(4)

Performance based restricted stock unit awards shown in row represent total stock return performance shares granted in 2023 as part of the Company’s LTIP program. Shares represented and market value of such awards assume payout at maximum. A prorated portion of such award may vest upon death, disability qualifying termination (after the first anniversary of the grant date) or retirement (after the first anniversary of the grant date) during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative and absolute TSR. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time vested replacement award) based on relative and absolute TSR through the change in control. Vesting of any time vested replacement award may be accelerated in the event of a qualifying termination following such change in control (as defined in our 2014 Omnibus Incentive Plan).

(5)

Performance based restricted stock unit awards shown in row represent total stock return performance shares granted in 2024 as part of the Company’s LTIP program. Shares represented and market value of such awards assume payout at maximum. A prorated portion of such award may vest upon death, disability qualifying termination (after the first anniversary of the grant date) or retirement (after the first anniversary of the grant date) during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative and absolute TSR. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time vested replacement award) based on relative and absolute TSR through the change in control. Vesting of any time vested replacement award may be accelerated in the event of a qualifying termination following such change in control (as defined in our 2014 Omnibus Incentive Plan).

44 2025 Proxy Statement

The following information sets forth the stock awards vested and stock options exercised by the NEO’s during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Aaron P. Graft	—	$—	9,870	$710,640	(1)

W. Bradley Voss	—	$—	1,195	$86,040	(2)

Edward J. Schreyer	—	$—	21,677	$1,560,744	(3)

Melissa Forman-Barenblit	—	$—	1,506	$108,432	(4)

Todd Ritterbusch	5,713	$361,282	1,966	$141,552	(5)

(1)

Consists of 5,016 performance based restricted stock units (relative TSR) that vested and settled with a closing market price of $72.00 on May 1, 2024, and 4,854 restricted stock awards and units that vested upon the lapse of restrictions with a closing market price of $72.00 on the May 1, 2024 vesting date.

(2)	Consists of 1,195 restricted stock awards and units that vested upon the lapse of restrictions with a closing market price of $72.00 on the May 1, 2024 vesting date.
(3)	Consists of 21,677 restricted stock awards and units that vested upon the lapse of restrictions with a closing market price of $72.00 on the May 1, 2024 vesting date.
(4)	Consists of 1,506 restricted stock awards and units that vested upon the lapse of restrictions with a closing market price of $72.00 on the May 1, 2024 vesting date.
(5)

Consists of 874 performance based restricted stock units (relative TSR) that vested and settled with a closing market price of $72.00 on May 1, 2024, and 1,092 restricted stock awards and units that vested upon the lapse of restrictions with a closing market price of $72.00 on the May 1, 2024 vesting date.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders	257,603	$49.68	284,290

Equity compensation plans not approved by security holders	—	—	—

Total	257,603	$49.68	284,290

2025 Proxy Statement 45

Potential Payments as a Result of Termination or Change in Control (CIC)

The table below describes the value of compensation and benefits payable to each NEO upon termination that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. Benefits and payments are calculated assuming a December 31, 2024, employment termination date.

Name/Termination Scenario	Severance ($)	Stock Awards ($) (3)	Stock Options ($) (4)	Welfare Benefits ($)	Total

Aaron P. Graft
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$1,087,500	$4,180,779	—	$44,193	$5,312,472
Qualifying Termination—Change in Control (1)	$2,610,013	$11,961,898	$3,446,029	$88,387	$18,106,327
Death	—	$6,479,016	$3,446,029	—	$9,925,045
Disability	—	$6,479,016	$3,446,029	—	$9,925,045
Retirement (2)	—	—	—	—	—

W. Bradley Voss
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$400,000	$833,914	—	$27,606	$1,261,520
Qualifying Termination—Change in Control (1)	$969,635	$2,616,344	$347,660	$55,212	$3,988,851
Death	—	$1,362,020	$347,660	—	$1,709,680
Disability	—	$1,362,020	$347,660	—	$1,709,680
Retirement (2)	—	—	—	—	—

Edward J. Schreyer
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$500,000	690,734	—	$29,462	$1,220,196
Qualifying Termination—Change in Control (1)	$1,303,940	$4,605,526	$267,964	$58,925	$6,236,355
Death	—	$2,553,204	$267,964	—	$2,821,168
Disability	—	$2,553,204	$267,964	—	$2,821,168
Retirement (2)	—	—	—	—	$—

Melissa Forman-Barenblit
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$425,000	$977,094	—	$29,462	$1,431,556
Qualifying Termination—Change in Control (1)	$1,023,178	$2,883,986	$257,911	$58,925	$4,224,000
Death	—	$1,568,950	$257,911	—	$1,826,861
Disability	—	$1,568,950	$257,911	—	$1,826,861
Retirement (2)	—	—	—	—	—

Todd Ritterbusch
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$400,000	$804,309	—	$17,212	$1,221,521
Qualifying Termination—Change in Control (1)	$969,635	$2,294,629	$159,425	$34,423	$3,458,112
Death	—	$1,245,800	$159,425	—	$1,405,225
Disability	—	$1,245,800	$159,425	—	$1,405,225
Retirement (2)	—	$—	$—	—	$—

(1)

A “Qualifying Termination” is a termination of employment by the Company other than for Cause, or a termination of employment by the executive for Good Reason, in each case as such terms are defined in the employment agreement for the applicable named executive officer. A termination of employment is considered a termination in connection with a Change in Control if such termination occurs within 24 months after a Change in Control (as such term is defined in the employment agreement for the applicable NEO).

(2)

Retirement is defined as termination (other than for cause) after reaching age 65 or after reaching age 62 and completing at least five (5) years of employment. As of December 31, 2024, there are no named executive eligible to retire in accordance with the Company’s policy and the terms of its equity incentive compensation and benefit plans.

46 2025 Proxy Statement

(3)

Unvested restricted stock or restricted stock unit awards vest in full upon a Qualifying Termination within 24 months of a change in control, death or disability. Our restricted stock or restricted stock unit awards permit continued vesting of unvested equity awards upon retirement assuming conditions are met as specified within the applicable award agreement. A prorated portion of unvested TSR performance awards may vest upon death, disability, Qualifying Termination or retirement during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative TSR. Unvested TSR performance awards may be earned upon a change in control based on the Company’s relative TSR immediately prior to the change in control (and the resulting shares issued unless replaced with a time vested replacement award) based on TSR through the change in control. Upon a Qualifying Termination within 24 months of a change in control, the time vested replacement award would vest in full. The calculations above assume the Company earns payout at stretch levels (modified by any applicable proration) for all outstanding TSR performance awards. Value of all stock awards were calculated assuming the closing price of our common stock on December 31, 2024 of $90.88 per share.

(4)

Unvested stock options vest in full upon a Qualifying Termination within 24 months of a change in control, death or disability. Our option awards permit continued vesting of unvested equity awards upon retirement assuming conditions are met as specified within the applicable award agreement. For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 31, 2024 and the option exercise price.

2025 Proxy Statement 47

Pay Versus Performance
The following provides information regarding compensation actually paid to the Company’s Chief Executive Officer and our other NEOs along with the cumulative total shareholder return of the Company and a peer group index, the Company’s net income and fully-diluted earnings per share, which is the most important financial performance measure (that is not otherwise disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for 2024, to Company performance. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

					Value of Initial Fixed $100 Investment (3) Based On:

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO	Average Summary Compensation Table total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs (2) ($)	Cumulative TSR (Company) ($)	Cumulative TSR (Peer Group) ($)	Measurement Period	Net Income ($ in thousands)	Fully- Diluted Earnings Per Share ($)
2024	$3,515,034	$5,130,874	$1,305,088	$1,731,647	$239.03	$111.03	5 years	$16,090	$0.54
2023	$3,260,635	$6,465,372	$1,217,370	$2,215,890	$210.89	$95.12	4 years	$41,081	$1.61
2022	$2,773,658	$(3,002,778)	$1,335,632	$(1,976,371)	$128.54	$101.92	3 years	$102,311	$3.96
2021	$2,444,169	$8,422,937	$742,621	$3,220,220	$313.20	$124.84	2 years	$112,974	$4.35
2020	$1,448,058	$2,167,082	$710,422	$1,056,740	$127.70	$89.37	1 year	$64,024	$2.53

(1)
Aaron P. Graft served as our President and Chief Executive Officer for each of the years presented in the table. Compensation actually paid to Mr. Graft for each the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total compensation in Summary Compensation Table	$3,515,034	$3,260,635	$2,773,658	$2,444,169	$1,448,058

Minus: aggregate change in pension value	—	—	—	—	—

Minus: stock awards reported in Summary Compensation Table	(2,350,019)	(2,013,401)	(1,548,900)	(1,231,952)	(370,115)

Plus: fair value* at fiscal year-end of unvested stock awards granted during covered fiscal year	3,012,961	3,590,486	731,351	1,716,562	908,136

Plus/Minus: change in fair value* at fiscal year-end of unvested stock awards granted in any prior fiscal year	1,012,293	1,439,482	(2,833,766)	5,280,948	203,729

Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(59,396)	188,170	(2,125,121)	213,210	(22,726)

Minus: stock awards forfeited during covered fiscal year	—	—	—	$—	$—

Compensation actually paid	$5,130,874	$6,465,372	$(3,002,778)	$8,422,937	$2,167,082

*
The equity awards included above include restricted stock awards, restricted stock unit awards, performance based restricted stock unit awards and non-qualified
stock option awards granted from 2018 through 2024. The amounts are based on the fair value of the equity awards as of the applicable year end or vesting date as required by SEC rules. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock or restricted stock unit awards are valued based on the closing price of our common stock on the relevant measurement date. Performance restricted stock units are valued based on a Monte Carlo simulation as of the relevant measurement date consistent with ASC 718. Stock options are valued based on a Black-Scholes valuation as of the relevant measurement date consistent with ASC 718.

48 2025 Proxy Statement

(2)
The other NEOs for each of the years presented in the table were as follows: for 2024, W. Bradley Voss, Edward J. Schreyer, Melissa Forman-Barenblit and Todd Ritterbusch; for 2023, W. Bradley Voss, Edward J. Schreyer, Melissa Forman-Barenblit and Gail Lehmann; for 2022, W. Bradley Voss, Edward J. Schreyer, Gail Lehmann, Todd Ritterbusch and Geoffrey P. Brenner; for 2021: W. Bradley Voss, Gail Lehmann, Adam D. Nelson, Todd Ritterbusch and R. Bryce Fowler; for 2020: W. Bradley Voss, Gail Lehmann, Adam D. Nelson and Todd Ritterbusch. Compensation actually paid to such other NEOs for each the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total compensation in Summary Compensation Table	$1,305,088	$1,217,370	$1,335,632	$742,621	$710,422

Minus: aggregate change in pension value	—	—	—	—	—

Minus: stock awards reported in Summary Compensation Table	(664,341)	(573,337)	(507,859)	(216,783)	(185,346)

Plus: fair value* at fiscal year-end of unvested stock awards granted during covered fiscal year	851,752	1,000,546	195,655	325,645	454,772

Plus/Minus: change in fair value* at fiscal year-end of unvested stock awards granted in any prior fiscal year	300,541	528,707	(1,657,082)	2,284,988	88,231

Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(61,393)	42,604	(954,373)	83,749	(11,339)

Minus: stock awards forfeited during covered fiscal year	—	—	(388,344)	—	—

Compensation actually paid	$1,731,647	$2,215,890	$(1,976,371)	$3,220,220	$1,056,740

*	See Note 1 above for information on the remeasurement of fair value of stock awards at fiscal year-end and vesting dates.

(3)
Cumulative total shareholder return (TSR) assumes an initial investment of $100 as of the market close on December 31, 2019 in our common stock and in the common stock of companies within our peer group. TSR for our common stock was 27.70% in 2020, 145.27% in 2021, (58.96)% in 2022, 64.07% in 2023, and 13.34 in 2024, for a cumulative four-year TSR of 239.03%. A $100 investment in our common stock on December 31, 2019 would be valued at $239.03 as of December 31, 2024, which outperformed our peers. The peer group used for this purpose is the Nasdaq Bank Index.

Financial Performance Measures
The following table lists the most important financial measures used by us to link compensation actually paid to our named executive officers for 2024 to Company Performance.

Relative Total Shareholder Return Fully-Diluted Earnings Per Share Banking Segment Pre-Tax Net Income Payments Segment EBITDA Margin Percentage Factoring Segment Invoice Aging
For an explanation as to how these financial performance measures were used to determine 2024 pay for our chief executive officer and other named executive officers, see “Compensation Discussion and Analysis – 2024 Executive Compensation Program and Pay Decisions” on page 24.
Relationship between Pay and Financial Performance
The charts below describe the relationship between compensation actually paid to our chief executive officer and other NEOs (as calculated above) and our financial and stock performance. Generally, compensation actually paid remains directionally aligned with our cumulative TSR. During 2024, we experienced pressure on net income and earnings per share due to macroeconomic conditions including the ongoing freight downturn and elevated interest rate environment, which negatively impacted Net Income and Fully Diluted Earnings per Share. Nonetheless, our performance against key strategic initiatives during the year, as more fully discussed in “Compensation Discussion and Analysis” above, demonstrated significant and continued growth in key areas of our business and left us well positioned for future growth as macroeconomic conditions improve. We believe this to be reflected in our cumulative TSR, representing continued alignment in our executive compensation and the overall performance of the Company and returns to our shareholders.

2025 Proxy Statement 49

Compensation Actually Paid vs TSR
$10,000,000.0
$8,000,000.0
$6,000,000.0
$4,000,000.0
$2,000,000.0
$-
$(2,000,000.0)
$(4,000,000.0)
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
2020
2021
2022
2023
2024
CEO pay ($m)
Other NEO pay ($m)
Company
Peer Group

Compensation Actually Paid vs Net Income
$10,000,000.0
$8,000,000.0
$6,000,000.0
$4,000,000.0
$2,000,000.0
$-
$(2,000,000.0)
$(4,000,000.0)
$120,000,000.0
$100,000,000.0
$80,000,000.0
$60,000,000.0
$40,000,000.0
$20,000,000.0
$-
2020
2021
2022
2023
2024
CEO pay ($m)
Other NEO pay ($m)
Net income ($m)

Compensation Actually Paid vs Earnings Per Share
$10,000,000.0
$8,000,000.0
$6,000,000.0
$4,000,000.0
$2,000,000.0
$-
$(2,000,000.0)
$(4,000,000.0)
$5.00
$4.00
$3.00
$2.00
$1.00
$-
2020
2021
2022
2023
2024
CEO pay ($m)
Other NEO pay ($m)
Earnings Per Share

50 2025 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

We identified the median employee from a list of all employees (full-time and part-time) employed as of December 31, 2024. We determined the median employee based on each employee’s annual cash earnings (consisting of salaries, bonuses and commissions), and annualizing earnings for employees who were not employed for a full year in 2024. After determining the median employee, we calculated the CEO’s and the median employee’s 2024 total compensation in the same manner as the CEO’s compensation provided in the summary compensation table. Based on the foregoing, the CEO’s 2024 annual total compensation is $3,515,034 and the median annual total compensation of all employees (except for the CEO) is $73,920, resulting in a CEO pay ratio of approximately 47.6 to 1.

2025 Proxy Statement 51

DIRECTOR COMPENSATION FOR FISCAL 2024

2024 Director Compensation

In connection with their service on our Board of Directors in 2024, we compensated our non-employee directors through a combination of stock awards and cash retainers related to their service or chairmanship on the board and each board committee. In addition, those of our directors who also served on the board or board committees of TBK Bank, SSB or its subsidiaries also received compensation for such service through a combination of stock awards and cash retainers. Director fees are approved by our Nominating and Corporate Governance Committee after a review process including consideration of competitive peer group benchmarking data provided by our independent consultant. Our director fees for 2024 are outlined in the table below.

	CHAIR ($)			MEMBER ($)

Triumph Financial, Inc. Board and Committees	CASH	STOCK		CASH	STOCK

Board	$55,000	$100,000	(1)	$40,000	$75,000	(1)

Audit Committee	$37,500	—		$12,500	—

Compensation Committee	$12,000	—		$3,000	—

Nominating & Corporate Governance Committee	$12,000	—		$3,000	—

Risk & Compliance Committee	$30,000	—		$10,000	—

TBK Bank, SSB Board and Committees

Board	$15,000			$10,000

ALCO Committee	$7,500	—		$5,000	—

CRA	6,000	—		$3,000	—

Executive Loan Committee	$35,000	—		$15,000	—

Triumph Financial Services LLC Board	$7,500	$15,000	(1)	$7,500	$15,000	(1)

Triumph Insurance Group, Inc. Board	$2,500	$5,000	(1)	$2,500	$5,000	(1)

(1)	Target award value issued one half on February 1, 2024 and one half on July 1, 2024.

All stock awards were fully vested on the date of grant. All cash retainers (with the exception of cash fees for Triumph Financial Services/Triumph Insurance Group, which are paid in a single lump sum) are paid quarterly (i.e. one-fourth of the total annual retainer is paid to each director during each of our fiscal quarters).

52 2025 Proxy Statement

The following table sets forth compensation paid, earned or awarded during 2024 to each of our directors. The table also includes compensation earned by each director that is attributable to such director’s service on the Board of Directors or Committees of TBK Bank, SSB or its subsidiaries, as applicable.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)

Charles A. Anderson	55,000	74,994	10,000	139,994

Harrison B. Barnes	43,000	74,994	13,000	130,994

Debra A. Bradford	62,500	74,994	15,000	152,494

Richard L. Davis	46,000	74,994	10,000	130,994

Davis Deadman	50,000	74,994	56,000	180,994

Laura K. Easley	73,000	94,827	20,000	187,827

Aaron P. Graft	—	—	—	—

Maribess L. Miller	64,500	74,994	16,395	155,889

Michael P. Rafferty	87,500	74,994	15,000	177,494

Carlos M. Sepulveda, Jr.	58,000	119,802	41,800	219,602

C. Todd Sparks	52,500	74,994	32,500	159,994

(1)	The grant date fair value of each award is based on the number of shares granted and the NASDAQ closing price of our common stock on the date of grant.
(2)

Reflects cash retainers received for service on the boards of directors and board committees of TBK Bank, SSB and its subsidiaries plus medical wellness reimbursements of $6,395 to Ms. Miller and $1,800 to Mr. Sepulveda.

2025 Proxy Statement 53

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our Common Stock to file reports with the SEC with respect to their ownership of Common Stock. Directors, executive officers and persons owning more than 10% of our Common Stock are required to furnish us with copies of all Section 16(a) reports they file.

On June 20, 2024, the spouse of Director Todd Sparks inherited 4,229 shares of our Common Stock in transactions following the death of her father. Such transactions were identified in connection with preparation for the filing of this Proxy Statement and were reported in a Form 4 filed on February 5, 2024.

Other than the foregoing, and based solely on our review of the copies of such reports received by us and any written representations from reporting persons that no other reports were required of those persons, we believe that during 2024 all such reports required to be filed by our directors and executive officers were filed in a timely manner under Section 16(a).

54 2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

Transactions by the Company or our subsidiaries with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our bank subsidiaries with their respective affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our bank subsidiaries to their respective executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, 5% shareholders and the immediate family members of these persons. Our General Counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating and Corporate Governance Committee for approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of improper conflicts of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Party Transactions Policy is available on our website at www.tfin.com, as an annex to our Corporate Governance Guidelines.

Jordan Graft Employment and Consulting Arrangements

In March 2018, the Company hired Mr. (Jordan) Graft, brother of Chief Executive Officer Aaron Graft, to oversee the Company’s development of blockchain and payments technologies, including its TriumphPay platform. Mr. (Jordan) Graft’s compensation included a prorated base salary of $425,000 for 2020, as well as participation in annual equity and cash incentive compensation programs commensurate with other senior executive leaders in charge of business units (with payments under such programs approved by our Compensation Committee).

In 2021, the Compensation Committee approved an equity award for Mr. (Jordan) Graft of 41,594 shares of time vested restricted common stock that would vest one-fourth on each of the first four anniversaries of the date of grant. This award was made pursuant a broader equity award program aimed at rewarding, incentivizing and retaining key members of the TriumphPay team. In 2020, the Compensation Committee approved an incentive bonus of $580,000 for Mr. (Jordan Graft), to be paid 70% in cash and 30% in restricted stock.

During 2021, Mr. (Jordan) Graft became a consultant to the Company in the role of strategic advisor to TriumphPay. In connection therewith Mr. (Jordan) Graft ceased his employment relationship with the Company and has entered into a consulting agreement with the Company whereby Mr. Graft will provide services related to the Company’s TriumphPay payments platform, including guiding product strategy, technical support for product development and interfaces to the platform, supporting the business development teams to include strategic partnerships as well as relationships with freight brokers and shippers, and providing strategic advice and support for TriumphPay’s entry into the shipper market. The consulting agreement has an initial term ending December 31, 2025. Pursuant to the Consulting Agreement, Mr. (Jordan) Graft will be paid a consulting fee equal to 3,750 shares of Company common stock for each of the 2022-2025 fiscal years of the Company. Mr. (Jordan) Graft’s consulting services will count as continued service to the Company for purposes of previously issued equity awards to Mr. Graft.

2025 Proxy Statement 55

Mr. (Jordan) Graft’s employment and consulting arrangements have been reviewed and approved by the Company’s Compensation and Nominating and Corporate Governance Committees.

Highway App, Inc. License Agreement

In April 2023, TBK Bank, SSB d/b/a TriumphPay entered into an agreement (the “Highway Agreement”) with Highway App, Inc., a Delaware corporation (“Highway”), whereby TriumphPay would integrate with Highway’s carrier onboarding service and license certain information to Highway for the limited purpose of allowing Highway to develop and market certain fraud mitigation services to mutual clients of Highway and TriumphPay. In connection therewith, TriumphPay shall be entitled to a portion of any fees generated by Highway for such services. Mr. (Jordan) Graft, brother of Chief Executive Officer Aaron Graft, is the founder and majority shareholder of Highway. The Highway Agreement and the related transactions thereunder were approved by the Company’s Nominating and Corporate Governance Committee and were determined to be on terms no less favorable than could be obtained in an arms-length transaction, considering both Triumph’s revenue share from the sale of the fraud mitigation services and the benefits such services could provide TriumphPay in attracting and retaining clients. Neither Aaron Graft nor any of the Company’s other directors or executive officers have any investments in or other interests in Highway. During our 2024 and 2023 fiscal years, the Company earned $360,639 and $97,436, respectively, in fees pursuant to the Highway Agreement.

HPI Corporate Services LLC Brokerage Engagements

The Company has engaged HPI Corporate Services LLC to provide advisory services in connection with certain real estate transactions entered into by the Company and its subsidiaries, including the purchase of our future corporate headquarters office, expansion and extension of our corporate headquarters office lease and the lease for the main office of our factoring division. Richard Anderson, brother of Director Charles Anderson, is a minority investor in HPI Corporate Services LLC. The total amount of brokerage fees, net of commissions rebated to the Company per the terms of such brokerage arrangements, paid by the landlords for such transactions to HPI Corporate Services, LLC for our 2024 and 2022 fiscal year totaled $250,000 and $100,832, respectively. No such fees were paid to HPI Corporate Services LLC during our 2023 fiscal year. Our Nominating and Corporate Governance Committee approved (with Director Anderson abstaining) the engagement of HPI Corporate Services LLC for such transactions after considering, among other factors, the rates payable for such brokerage engagement compared to similar industry transactions and the expertise of HPI Corporate Services LLC in corporate real estate transactions.

Loan, Banking and Other Employment Relationships

Certain of our officers, directors and 5% shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, our bank subsidiaries or the Company in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal risk of collectability or present other features unfavorable to us. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and 5% shareholders, as well as their immediate family members and affiliates. No related party loans were categorized as nonaccrual, past due, restructured or potential problem loans as of the date of this proxy statement.

The son-in-law of Director Richard Davis worked as a commercial lender at the Company’s wholly-owned banking subsidiary, TBK Bank, SSB, and received employment compensation in such role consistent with other similarly situated commercial lenders for the bank. During the 2021 and 2022 fiscal years of the Company, such compensation exceeded $120,000 per year. Mr. Davis’s son-in-law’s employment with TBK Bank, SSB ceased in 2022.

56 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables set forth below contain information regarding the amount and percent of shares of Common Stock that as of February 24, 2025 are deemed under the rules of the SEC to be “beneficially owned” by each member of our Board of Directors, by each nominee for election to our Board of Directors, by each of our executive officers, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Exchange Act) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock or shares such power with his or her spouse. As of February 24, 2025, there were 23,420,261 shares of Common Stock outstanding.

Unless otherwise noted, the address for each shareholder listed on the tables below is: c/o Triumph Financial, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251.

	As of February 24, 2025

Name of Beneficial Owner Greater than 5% shareholders	Number of Shares of Common Stock	Percent of Class of Common Stock

BlackRock, Inc. (1)	3,360,208	14.4%

Kayne Anderson Rudnick Investment Management LLC (2)	2,831,198	12.1%

The Vanguard Group (3)	1,962,856	8.4%

State Street Corporation (4)	1,178,479	5.1%

Thrivent Financial for Lutherans (5)	1,175,616	5.0%

(1)

Consists of 3,360,208 shares of Common Stock beneficially owned of record by clients of one or more investment advisers directly or indirectly owned by BlackRock, Inc. Based solely on information set forth in a Schedule 13G/A filed by such persons on January 23, 2024. The address of such persons is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

(2)

Consists of 2,831,198 shares of Common Stock beneficially owned of record by Kayne Anderson Rudnick Investment Management LLC, Virtus Investment Advisors, Inc. and Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund. Based solely on information set forth in a Schedule 13G/A filed by such persons on November 13, 2024. The address of (i) Kayne Anderson Rudnick Investment Management LLC is 2000 Avenue of the Stars, Suite 100, Los Angeles, CA 90067; (ii) Virtus Investment Advisors, Inc. is One Financial Plaza, Hartford, CT 06103; and (iii) Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund is 101 Munson Street, Greenfield MA 01301.

(3)

Consists of 1,962,856 shares of Common Stock beneficially owned of record by clients of one or more investment advisers directly or indirectly owned by The Vanguard Group. Based solely on information set forth in a Schedule 13G filed by such persons on February 13, 2024. The address of such persons is The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Consists of 1,178,479 shares of Common Stock beneficially owned of record by clients of one or more investment advisers directly or indirectly owned by State Street Corporation. Based solely on information set forth in a Schedule 13G filed by such persons on October 14, 2024. The address of such persons is State Street Corporation, One Congress Street, Suite 1, Boston, MA 02114.

(5)

Consists of 1,175,616 shares of Common Stock beneficially owned of record by Thrivent Financial for Lutherans. Based solely on information set forth in a Schedule 13G filed by such persons on February 10, 2025. The address of such persons is Thrivent Financial for Lutherans, 901 Marquette Ave., Suite 2500, Minneapolis MN 55402.

2025 Proxy Statement 57

Named Executive Officers and Directors	Shares of Common Stock Directly or Indirectly Owned		Shares of Common Stock Issuable Within 60 Days	Shares of Common Stock Subject to Future Vesting Requirements	Stock Options of Common Stock Exercisable Within 60 Days	Total Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock	Depository Shares of Series C Preferred Stock (8)	Percentage of Depository Shares of Series C Preferred Stock

Carlos M. Sepulveda, Jr.	343,690		—	—	—	343,690	1.47%	12,798	0.71%

Aaron P. Graft	127,060	(1)	—	15,473	54,091	196,624	*	—	—

Richard L. Davis	209,751	(2)	—	—	—	209,751	*	20,000	1.11%

C. Todd Sparks	206,204	(3)	—	—	—	206,204	*	—	—

Charles A. Anderson	128,551		—	—	—	128,551	*	—	—

Edward J. Schreyer	1,275		—	32,294	992	34,561	*

Adam D. Nelson	29,460		—	2,825	9,225	41,510	*	—	—

Michael P. Rafferty	36,430		—	—	—	36,430	*	8,000	0.44%

Harrison B. Barnes	33,315	(4)	—	—	—	33,315	*	—	—

W. Bradley Voss	6,489		—	3,646	3,572	13,707	*	—	—

Todd Ritterbusch	4,471		—	2,963	1,080	8,514	*	21,000	1.17%

Maribess L. Miller	19,086		—	—	—	19,086	*	—	—

Melissa Forman-Barenblit	5,891	(5)	—	4,212	2,085	12,188	*	—	—

Laura K. Easley	9,543	(6)	—	—	—	9,543	*	—	—

Davis Deadman	8,227		—	—	—	8,227	*	25,500	1.42%

Debra A. Bradford	8,506	(7)	—	—	—	8,506	*	—	—

Melissa K. McSherry	—		—	—	—	—	—	—	—

All directors and executive officers, as a group (17 persons)						1,310,407	5.58%	87,298	4.85%

*	Indicates less than 1%
(1)

Excludes 3,315 shares of Common Stock held by Mr. Graft’s wife, Kimberly Graft through Goldman Sachs FBO Kimberly Graft Roth IRA. 60,000 shares of stock held by Mr. Graft have been pledged to JPMorgan Chase Bank, N.A. in connection with a personal loan facility entered into by Mr. Graft.

(2)

Includes (i) 74,079 shares indirectly owned as trustee of the Sheree Davis 2006 Family Trust, (ii) 74,079 shares indirectly owned, and (iii) 6,726 shares indirectly owned as trustee of the Rick and Sheree Davis Family Foundation, a 501c3 organization. Mr. Davis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)

Mr. Sparks exercises voting and dispositive control over an aggregate of 160,300 shares of Common Stock held by SBS Equity, LLC, The Sparks Foundations, Inc., a 501(c)3 organization, Sparco Market Fund and the C. Todd Sparks Family Limited Partnership. Mr. Sparks disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)

Mr. Barnes exercises voting and dispositive control over an aggregate of 12,750 shares of Common Stock held by Chadash Holdings, LLC. Mr. Barnes disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(5)	Excludes 295 shares of common stock held by Mrs. Forman-Barenblit’s spouse.
(6)

Includes 1,895 shares beneficially owned by reporting person as trustee of the Easley Family Trust. Reporting person disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(7)

Includes 1,840 shares beneficially owned by reporting person as trustee of the Bradford Living Trust. Reporting person disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(8)

Each Depository Share represents a 1/40th interest in a share of the Company’s 7.125% Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share. As of February 24, 2025, there were 1,800,000 Depository Shares outstanding.

58 2025 Proxy Statement

PROPOSAL 2: ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

With this Proposal 2, the Company’s shareholders are being asked to provide advisory approval of the 2024 compensation of the Company’s named executive officers, as it has been described in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives each shareholder the opportunity to endorse or not endorse the Company’s executive pay program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this vote is advisory and not binding on the Company, it will provide the Company with information regarding investor sentiment about its executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of its 2025 fiscal year and beyond. While the say on pay vote is a formal means for soliciting shareholder feedback, the Company also welcomes the opportunity to engage with shareholders at any time.

In deciding how to vote on this Proposal, the Board encourages you to read the “Executive Compensation – Compensation Disclosure and Analysis” section of this Proxy Statement and the tabular and narrative disclosure which follows it. In those sections, we discuss each element of compensation, including base salaries, short-term incentives and long-term incentives. We also discuss our policies and other factors which affect the decisions of our Compensation Committee.

The Company believes that its executive compensation policies and procedures are competitive, focused on pay-for-performance principles, strongly aligned with the long-term interests of the Company’s shareholders and designed to attract and retain the talent needed to drive shareholder value and help the Company meet or exceed its financial and performance targets. The Company also believes that the compensation of its named executive officers for 2024 reflected the Company’s financial results for 2024. Accordingly, shareholders are being asked to vote on the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the holders of the Common Stock hereby approve the compensation of the named executive officers as described in this Proxy Statement under the heading “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and related footnotes.”

The vote by the shareholders will be a non-binding, advisory vote, meaning that the voting results will not be binding on the Company, the Compensation Committee or the Board or overrule or affect any previous action or decision by the Compensation Committee or the Board or any compensation previously paid or awarded. However, the Compensation Committee and the Board will take the voting results into account when determining executive compensation matters in the future. Proxies will be voted for the approval of the named executive officers’ compensation unless otherwise specified.

The Board recommends that you vote FOR the approval of the non-binding advisory resolution regarding the compensation of the named executive officers as set forth in this Proxy Statement

2025 Proxy Statement 59

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is presenting this Proposal 3 to give you as a shareholder the opportunity to inform the Company as to how often you wish for the Company to include a say on pay proposal, similar to Proposal 2, in future proxy statements. While this “say on pay frequency” vote is advisory in nature and will not bind the Company to adopt any particular frequency, the Compensation Committee and the Board intend to carefully consider the shareholder vote resulting from the proposal in determining how frequently the Company will hold say on pay votes in the future. As a shareholder, you have the ability to vote for one of the following choices, as indicated on the proxy card, to specify the interval between the advisory votes on executive compensation as: 3 years; 2 years; or 1 year; or you may abstain from voting.

The Compensation Committee and the Board value dialogue on executive compensation and other important corporate governance topics with shareholders. Since our 2019 annual meeting, the Company has an advisory vote on executive compensation on an annual basis. The Board is recommending that, going forward, this vote continue to be held on an annual basis. The Compensation Committee and the Board believe that such practice will provide an effective way to obtain current information on shareholder sentiment about the Company’s executive compensation program.

The Board recommends that you vote FOR the ONE (1) YEAR alternative with respect to the frequency of the advisory vote on the compensation of the Company’s named executive officers. Proxies will be voted for the ONE (1) YEAR alternative unless otherwise specified.

60 2025 Proxy Statement

PROPOSAL 4: APPROVAL OF THE FOURTH AMENDMENT TO THE TRIUMPH FINANCIAL, INC. 2014 OMNIBUS INCENTIVE PLAN

We are seeking shareholder approval of a fourth amendment (the “Amendment”) to the Triumph Financial, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) that would, among other things, (1) increase the total number of shares of Common Stock available for issuance under the Omnibus Incentive Plan by 750,000 shares, and (2) extend the term of the plan. The Amendment was recommended by the Compensation Committee on March 10, 2025, subject to the approval of the Company’s Shareholders at the Company’s 2025 Annual Meeting of Shareholders.

Background and Purpose of the Proposal

Share Increase. Equity awards granted under the Omnibus Incentive Plan are a key component of our executive compensation program. The Company believes that a meaningful portion of the total compensation for our senior executive officers should be represented by pay-for-performance compensation, in particular long-term performance compensation in the form of equity-based awards, in order to align the interests of our senior executive officers with those of our shareholders and incentivize long-term value creation. We believe that the increase in the number of authorized shares of Common Stock under the Omnibus Incentive Plan, by 750,000 shares, provided by the Amendment will provide enough authorized shares to permit the Company to continue to make equity awards consistent with its current grant practices over approximately the next three years.

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed increase in the number of authorized shares of Common Stock under the Omnibus Incentive Plan, the Compensation Committee and the Board considered a number of factors. These factors included:

•

The Company’s three-year average burn rate. Our three-year average “burn rate” was 0.92% for fiscal years 2022 through 2024. We define burn rate as the total number of options and full value shares granted to Participants in a fiscal year expressed as a percent of our weighted average shares outstanding. We believe our historical burn rate is reasonable for a company of our size in our industry.

•

Estimated duration of shares available for issuance under the Omnibus Incentive Plan. Based on the requested number of shares to be reserved under the Omnibus Incentive Plan, our three-year average burn rate as described above, and our expected future use of shares as equity compensation, we expect that the requested share reserve will cover Awards for approximately three years. We believe the estimated duration of the requested share reserve is reasonable for a company of our size in our industry.

•

Expected dilution. As of December 31, 2024, our estimated existing overhang was 4.2%. We define existing overhang as the sum of the following items expressed as a percentage of our weighted average shares outstanding during 2024: (i) the total number of shares subject to outstanding Awards and (ii) the total number of shares of Common Stock available for future grants under the Omnibus Incentive Plan. Our total overhang as of that same date would be 7.4% based on including the additional 750,000 shares that would be available for issuance under the Omnibus Incentive Plan upon its approval by shareholders. We believe that the expected dilution that will result from the Omnibus Incentive Plan is reasonable for a company of our size in our industry.

Consequences of Failure to Approve the Proposal

If the Amendment is not approved by the Company’s shareholders, then the Omnibus Incentive Plan will continue in effect in its current form and we will continue to grant equity awards under the Omnibus Incentive Plan, in its current form, until the authorized reserve of shares of Common Stock is exhausted, which we estimate will occur within the next year. In addition, we believe that our ability to operate and successfully create value for our shareholders depends on the efforts of all of our employees and, therefore,

2025 Proxy Statement 61

it is in the best interests of the Company and our shareholders for employees of the Company to have an ownership interest in the Company. Consequently, over 96% of employee equity award recipients in 2024 were employees other than our NEOs. If the Amendment is not approved by the Company’s shareholders, we would be unable to continue to make grants to employees, which may hinder our ability to attract and retain employees and align their interests with our shareholders.

Summary of the Plan

Set forth below is a summary of the material features of the Omnibus Incentive Plan, including the modifications to such features that would result from the Amendment. This summary is qualified in its entirety by reference to, and should be read in conjunction with, (1) the full text of the Omnibus Incentive Plan, which is incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1, (2) the First Amendment to the Omnibus Incentive Plan, which is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2019, (3) the Second Amendment to the Omnibus Incentive Plan, which is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 27, 2021, (4) the Third Amendment to the Omnibus Incentive Plan, which is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 25, 2023, and (5) the Amendment, which is attached to this Proxy Statement as Annex B.

Purpose

The purpose of the Omnibus Incentive Plan is to give us a competitive advantage in attracting, retaining and motivating officers, employees, directors, and/or consultants and to provide us with a means of providing incentives for future performance of services directly linked to the profitability of our business and increases in shareholder value.

Administration

The Omnibus Incentive Plan will be administered by our Board of Directors or a committee of our Board of Directors as our Board of Directors may from time to time designate, which we refer to as the “Committee”. The Compensation Committee of the Board of Directors is currently designated to act as the Committee. Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. Subject to certain exceptions in the Omnibus Incentive Plan, applicable law, and the listing standards of the applicable exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.

Eligibility

Generally, current and prospective (to the extent they have accepted an offer of employment or consultancy) directors, officers, employees, and/or consultants to us and any of our subsidiaries and affiliates are eligible to be granted awards under the Omnibus Incentive Plan. As of March 5, 2025, the Company had ten non-employee directors of the Company, two additional non-employee directors of the Company’s subsidiaries, six executive officers, approximately 1,546 employees, and approximately one consultant.

Shares Subject to the Omnibus Incentive Plan

The Amendment would increase the aggregate number of shares of Common Stock available for issuance under the Omnibus Incentive Plan from 2,900,000 shares to 3,650,000 shares and would increase the maximum number of shares that may be granted pursuant to options intended to be incentive stock options from 2,900,000 shares to 3,650,000 shares. On March 5, 2025 the closing price as reported on the NASDAQ of a share of Common Stock was $63.21 per share.

The shares of Common Stock subject to grant under the Omnibus Incentive Plan may be made available from authorized and unissued shares, treasury shares or shares purchased on the open market.

62 2025 Proxy Statement

To the extent that any award is forfeited, or any stock option or stock appreciation right (“SAR”) terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards not delivered as a result thereof will again be available for awards under the Omnibus Incentive Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of Common Stock (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested, will be deemed to be granted for purposes of the share limits under the Omnibus Incentive Plan.

The Omnibus Incentive Plan provides that in the event of certain extraordinary corporate transactions or events affecting us, the Committee or our Board of Directors will make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Omnibus Incentive Plan, (2) the various maximum limitations set forth in the Omnibus Incentive Plan, (3) the number and kind of shares or other securities subject to outstanding awards, and (4) the exercise price of outstanding options and SARs. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Awards

The Omnibus Incentive Plan provides for the grant of nonqualified and incentive stock options, SARs, restricted stock awards, restricted stock units, and other awards that may be settled in, or based upon the value of, our Common Stock.

Stock Options and SARs

Stock options granted under the Omnibus Incentive Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. SARs granted under the Omnibus Incentive Plan may either be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in tandem with a stock option.

Each grant of stock options or SARs under the Omnibus Incentive Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains and such additional limitations, terms and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The Omnibus Incentive Plan provides that the exercise price of stock options and SARs will be determined by the Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or SARs on the date of grant. Award holders may pay the exercise price in cash or, if set forth in an applicable award agreement, in Common Stock (valued at its fair market value on the date of exercise), by “cashless exercise” through a broker, or by withholding shares otherwise receivable on exercise. The term of stock options and SARs will be determined by the Committee, but may not exceed ten years from the date of grant. The Committee will determine the vesting and exercise schedule and other terms of stock options and SARs, and the extent to which they will be exercisable after the award holder’s service with the Company terminates.

Restricted Stock

Restricted stock may be granted under the Omnibus Incentive Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service.

Except for these restrictions and any others imposed under the Omnibus Incentive Plan or by the Committee, upon the grant of restricted stock under the Omnibus Incentive Plan, the recipient will have

2025 Proxy Statement 63

rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock. The Amendment would add a prohibition on the payment of dividends on shares of unvested restricted stock, other than dividends or dividend equivalents subject to the same time and/or performance-based vesting conditions applicable to the underlying award and paid, if vested, at the same time as the underlying award.

Restricted Stock Units

The Committee may grant restricted stock units payable in cash or shares of Common Stock, conditioned upon continued service and/or the attainment of performance goals (as described below) determined by the Committee. We are not required to set aside a fund for the payment of any restricted stock units and the award agreement for restricted stock units will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units.

Other Stock-Based Awards

The Committee may grant unrestricted shares of our Common Stock, or other awards denominated in our Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines from time to time in its sole discretion as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Other Performance Awards

Under the Omnibus Incentive Plan, the Committee may provide that the grant, vesting or settlement of an award granted under the Omnibus Incentive Plan is subject to the attainment of one or more performance goals.

The Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards.

Termination of Employment

The impact of a termination of employment on an outstanding award granted under the Omnibus Incentive Plan, if any, will be set forth in the applicable award agreement.

Treatment of Outstanding Equity Awards following a Change in Control

The Omnibus Incentive Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control (as defined in the Omnibus Incentive Plan), (1) any stock option or SAR will become fully exercisable and vested, (2) the restrictions on any restricted stock will lapse and the shares will vest and become transferable, (3) all restricted stock units will be considered earned and payable in full and any restrictions will lapse, and (4) any performance-based awards will be deemed earned and payable in full, with the applicable performance goals to be deemed achieved at the greater of target or actual performance through the date of the change in control. The Committee may also make additional adjustments and/or settlements of outstanding equity awards as it deems appropriate and consistent with the purposes of the Omnibus Incentive Plan.

A “change in control” is generally deemed to occur under the Omnibus Incentive Plan upon:

(i)

the acquisition by any individual, entity, or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 30% or more of either (a) the outstanding shares of our Common Stock, or (b) the combined voting power of our then outstanding voting securities, with each of clauses (a) and (b) subject to certain customary exceptions;

(ii)	individuals who, as of the date the Omnibus Incentive Plan is adopted, constitute the Board of Directors cease to constitute at least a majority of the Board of Directors, with directors whose

64 2025 Proxy Statement

appointment or election is endorsed by at least a majority of the incumbent directors then on the Board of Directors being considered incumbent directors for this purpose (subject to certain customary exceptions);

(iii)

the consummation of a merger, a sale or other disposition by us of all or substantially all of our assets, or any other business combination of the Company with any other corporation, other than any merger or business combination following which (a) the individuals and entities that were the beneficial owners of our outstanding Common Stock and voting securities immediately prior to such business combination beneficially own more than 50% of the then-outstanding shares of Common Stock and combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such business combination in substantially the same proportions as immediately prior to such business combination, (b) no person beneficially owns 30% or more of the then-outstanding shares of Common Stock of the entity resulting from such business combination or the combined voting power of the then-outstanding voting securities of such entity, and (c) at least a majority of the members of the Board of Directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such business combination were members of the Board of Directors at the time the execution of the initial agreement providing for the transaction was approved; or

(iv)	the approval by our shareholders of a complete liquidation or dissolution of the Company.

Amendment and Termination

The Omnibus Incentive Plan may be amended, altered, suspended, discontinued or terminated by our Board of Directors, but no amendment, alteration, suspension, discontinuation or termination may be made if it would materially impair the rights of a participant (or his or her beneficiary) without the participant’s (or beneficiary’s) consent, except for any such amendment required to comply with law. The Omnibus Incentive Plan may not be amended without shareholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange.

New Plan Benefits

Awards under the Omnibus Incentive Plan are made at the discretion of the Committee. Therefore, the benefits or amounts that will be received by or allocated to each NEO, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group, under the Omnibus Incentive Plan if the Amendment is approved by shareholders are not presently determinable.

Federal Income Tax Consequences Relating to Awards Granted pursuant to the Omnibus Incentive Plan

The following discussion summarizes certain federal income tax consequences of awards under the Omnibus Incentive Plan. This discussion is based on current laws in effect on the date of this Proxy Statement, which are subject to change (possibly retroactively). The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Omnibus Incentive Plan, nor does it cover state, local or non-U.S. tax consequences. The tax treatment of participants in the Omnibus Incentive Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Omnibus Incentive Plan.

Incentive Stock Options

In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (“ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from

2025 Proxy Statement 65

the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the fair market value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Nonqualified Stock Options

In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the Common Stock as of that date, less any amount the participant paid for the Common Stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the Common Stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Restricted Stock Units

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as ordinary income an amount equal to the fair market value of the shares, or the amount of cash, delivered. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

66 2025 Proxy Statement

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm of Crowe LLP to serve as Triumph’s independent registered public accounting firm for the fiscal year ending December 31, 2025. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Crowe LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Crowe LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

Audit and Non-Audit Fees

For the fiscal years ended December 31, 2024 and 2023, Crowe LLP provided various audit and audit-related services to the Company. Set forth below are the aggregate fees billed for these services:

	2024	2023

Audit fees	$1,629,800	$1,491,500

Audit-related fees	32,100	22,500

Tax fees	—	—

	$1,661,900	$1,514,000

Audit fees include aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, for the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the issuance of comfort letters and SEC consents, for assistance with and review of documents filed with the SEC, and for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees are fees for assurance and related services that are reasonably related to Crowe LLP’s audits and are not reported under “audit fees”, including, during 2024 and 2023, work performed in connection with employee benefit plan audits.

There were no tax fees for 2024 or 2023 as the Company did not engage Crowe LLP’s tax compliance and consulting services during those periods.

No fees were billed for professional services rendered for services or products other than those listed under the captions “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” for 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures to ensure that all audit, audit-related and permitted non-audit services provided to us are pre-approved by the Audit Committee. Any audit and non-audit services require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary and this special pre-approval is reported out at the next meeting of the Audit Committee.

2025 Proxy Statement 67

All of the audit-related services provided by Crowe LLP to us in 2024 were approved by the Audit Committee. There were no non-audit services provided by Crowe LLP in 2024.

The Board of Directors unanimously recommends a vote FOR the ratification of our appointment of Crowe LLP as our independent registered public accounting firm for the current fiscal year.

68 2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee reviewed and discussed with management and the independent auditor the quarterly and annual earnings press releases and financial statements prior to their issuance.

The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at tfin.com/governance/governance-highlights. The Audit Committee held five meetings during 2024. The Company’s current Audit Committee Charter was last updated on January 23, 2025. The Audit Committee is comprised solely of independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. Two of the four Audit Committee members are audit committee financial experts as defined by the SEC.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal auditors and the Company’s independent auditor. The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s Independent Auditor, both in fact and appearance. The Audit Committee evaluates the qualifications, performance and independence of the Company’s Independent Auditor and its lead partner and makes a determination whether to re-engage the current Independent Auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. The Audit Committee participates in discussions and negotiations of audit and audit-related fees and approves all fees and services of the Independent Auditor. The Audit Committee has appointed Crowe LLP as the Company’s Independent Auditor for 2025. Crowe LLP has been the Independent Auditor for the Company since 2012.

The members of the Audit Committee and the Board of Directors believe that, due to Crowe LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of Crowe LLP to serve as the Company’s Independent Auditor. The Audit Committee has overall responsibility for the appointment, compensation and oversight of the Independent Auditor. Although the Audit Committee has the sole authority to appoint the Independent Auditor, the Audit Committee will continue to recommend that the Board of Directors ask the shareholders, at the Annual Meeting, to ratify the appointment of the Independent Auditor.

The Audit Committee reviewed with the Independent Auditor, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the SEC, and other applicable regulations. The Audit Committee also discussed with the Independent Auditor the critical audit

2025 Proxy Statement 69

matter included in the Independent Auditor’s 2024 report. In addition, the Audit Committee has discussed with the Independent Auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the Independent Auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company with the SEC.

THE AUDIT COMMITTEE

Michael P. Rafferty, Chairman

Maribess L. Miller

C. Todd Sparks

Debra Bradford

March 10, 2025

70 2025 Proxy Statement

SHAREHOLDER PROPOSALS

Shareholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2026 proxy statement and acted upon at our 2026 Annual Meeting (the “2026 Annual Meeting”) must be received by us at our executive offices at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251, Attention: Corporate Secretary, on or prior to November 13, 2025. If, however, the 2026 Annual Meeting takes place more than 30 days before or after April 22, 2026, then the deadline for shareholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2026 proxy statement and acted upon at our 2026 Annual Meeting shall be a date that we determine to be a reasonable time before we begin to print and send our Proxy Materials. In this event, we will disclose this deadline in a public filing with the SEC.

Shareholder proposals submitted for consideration at the 2026 Annual Meeting but not submitted pursuant to SEC Rule 14a-8, including shareholder nominations for candidates for election as directors, generally must be delivered to the Secretary at our executive offices not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2025 Annual Meeting, or not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2025 Annual Meeting in the case of shareholder nominations for candidates for election as directors. As a result, any notice given by a shareholder pursuant to the provisions of our Bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than December 24, 2025 and no later than January 23, 2026, or no earlier than November 24, 2025 and no later than December 24, 2025, in the case of shareholder nominations for candidates for election as directors. However, if the date of the 2026 Annual Meeting occurs more than 30 days before or more than 60 days after April 22, 2026, notice by the shareholder of a proposal must be delivered no later than the later of 70 days prior to the date of such annual meeting or the 7th day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which we first make a public announcement of the date of the annual meeting. shareholder proposals or nominations must include the specified information concerning the shareholder and the proposal or nominee as described in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 22, 2026. If, however, the 2026 Annual Meeting takes place more than 30 days before or after April 22, 2026, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by us.

2025 Proxy Statement 71

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirement for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to all holders at that address. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible. Shareholders who participate in householding will receive separate proxy cards.

Because we are using the SEC’s notice and access rule and are delivering proxy materials electronically, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate Notice of Internet Availability of Proxy Materials. However, certain brokerage firms, banks, or similar entities holding our Common Stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our Common Stock are held in street name should contact their broker if they now receive (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, Triumph Financial, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251.

By Order of the Board of Directors,

Aaron P. Graft

President and Chief Executive Officer

72 2025 Proxy Statement

ANNEX A GAAP Reconciliation of Non-GAAP Financial Measures

We believe the non-GAAP financial measures included in this document provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures:

(Dollars in thousands) Payments Segment	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22

Interest income	$5,597	$5,693	$5,721	$5,157	$5,275	$4,917	$3,451	$2,747	$3,319

Intersegment interest allocations	2,730	2,569	2,010	2,161	1,951	1,334	1,880	1,542	311

Total interest expense	—	—	—	—	—	—	—	—	—

Net interest income (expense)	8,327	8,262	7,731	7,318	7,226	6,251	5,331	4,289	3,630

Credit loss expense (benefit)	2	(5)	(9)	69	5	14	41	—	(187)

Net interest income after credit loss expense	8,325	8,267	7,740	7,249	7,221	6,237	5,290	4,289	3,817

Noninterest income	6,348	6,322	5,867	5,543	5,444	4,817	4,119	3,707	3,551

Noninterest expense	15,820	16,598	17,070	16,485	14,783	14,556	16,939	15,417	17,169

Net intersegment noninterest income (expense)	(539)	(604)	(510)	(510)	(243)	(242)	97	265	—

Operating income (loss)	(1,686)	(2,613)	(3,973)	(4,203)	(2,361)	(3,744)	(7,433)	(7,156)	(9,801)

Interest expense	—	—	—	—	—	—	—	—	—

Depreciation and software amortization	243	253	263	244	261	181	191	15	7

Intangible amortization expense	1,687	1,687	1,687	1,702	1,703	1,703	1,729	1,548	1,451

EBITDA	$1,293	$70	$(1,443)	$(1,730)	$36	$(1,683)	$(5,336)	$(5,415)	$(8,172)

Interest Income	$5,597	$5,693	$5,721	$5,157	$5,275	$4,917	$3,451	$2,747	$3,319

Intersegment interest income	2,730	2,569	2,010	2,161	1,951	1,334	1,880	1,542	311

Noninterest income	6,348	6,322	5,867	5,543	5,444	4,817	4,119	3,707	3,551

Intersegment noninterest income	356	289	264	265	267	268	267	265	—

Total revenue	$15,031	$14,873	$13,862	$13,126	$12,937	$11,336	$9,717	$8,261	$7,181

EBITDA Margin	8.6%	0.5%	(10.4)%	(13.2)%	0.3%	(14.8)%	(54.9)%	(65.5)%	(113.8)%

2025 Proxy Statement A-1

ANNEX B FOURTH AMENDMENT TO THE TRIUMPH FINANCIAL, INC. 2014 OMNIBUS INCENTIVE PLAN

THIS FOURTH AMENDMENT (the “Amendment”) to the Triumph Financial, Inc. Omnibus Incentive Plan (the “Plan”), is made effective as of March 10, 2025 (the “Amendment Effective Date”), by Triumph Financial, Inc. (the “Company”), subject to approval by the Company’s shareholders.

W I T N E S S E T H:

WHEREAS, Section 11(c) of the Plan provides that the Compensation Committee of the Company’s board of directors (the “Committee”) may amend the Plan, subject to the approval of the Company’s shareholders if such approval is required by the listing standards of the NASDAQ;

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to amend the Plan in order to, among other things, increase the total number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) reserved for delivery with respect to awards under the Plan in order to ensure that sufficient shares of Common Stock are available for future awards and to extend the term of the Plan; and

WHEREAS, the Committee now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s shareholders at the Company’s 2025 Annual Meeting of Shareholders.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:

1.	The first two sentences of Clause (a) of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:

(a)

Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 3,650,000 Shares. Subject to the provisions of Section 3(c) (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 3,650,000 Shares.

2.	Clause (b) of Section 11 of the Plan is hereby deleted in its entirety and replaced with the following:

(b)	Termination. The Plan will terminate on March 10, 2035. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

2025 Proxy Statement B-1

Triumph TRANSACT CONFIDENTLY

12700 Park Central Drive, Suite 1700
Dallas, TX 75251
tfin.com

P.O. BOX 8016, CARY, NC 27512-9903

Triumph Financial, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of February 24, 2025
Tuesday, April 22, 2025 8:30 AM, Central Time 3 Park Central, 12700 Park Central Drive, 15th Floor Dallas, TX 75251

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Central Time, April 22, 2025

Internet:

www.proxypush.com/TFIN
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

Phone:
1-866-206-5381
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Adam D. Nelson and Kameron C. Dodge (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Triumph Financial, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, 4, AND 5, FOR THE “1 YEAR” ALTERNATIVE IN ITEM 3, AND AUTHORITY WILL BE GRANTED UNDER ITEM 6. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Triumph Financial, Inc. Annual Meeting of Shareholders

Please make your marks like this:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 4 AND 5

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR (PROPOSAL 3).

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Carlos M. Sepulveda, Jr.	☐	☐	☐		FOR

	1.02 Aaron P. Graft	☐	☐	☐		FOR

	1.03 Charles A. Anderson	☐	☐	☐		FOR

	1.04 Harrison B. Barnes	☐	☐	☐		FOR

	1.05 Debra A. Bradford	☐	☐	☐		FOR

	1.06 Richard L. Davis	☐	☐	☐		FOR

	1.07 Davis Deadman	☐	☐	☐		FOR

	1.08 Laura K. Easley	☐	☐	☐		FOR

	1.09 Melissa K. McSherry	☐	☐	☐		FOR

	1.10 Maribess L. Miller	☐	☐	☐		FOR

	1.11 Michael P. Rafferty	☐	☐	☐		FOR

	1.12 C. Todd Sparks	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Management Proposal Regarding Advisory Approval of the Company’s Executive Compensation	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
3.	Management Proposal Regarding Advisory Approval of Frequency of Future Say On Pay Votes	☐	☐	☐	☐	1 YEAR

		FOR	AGAINST	ABSTAIN
4.	Approval of the Fourth Amendment to the Triumph Financial, Inc. 2014 Omnibus Incentive Plan	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
5.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐		FOR

6.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date